EXHIBIT 10.11

12-14-01

TENNANT COMPANY PROFIT SHARING AND

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective as of January 1, 2001)

TENNANT COMPANY PROFIT SHARING AND

EMPLOYEE STOCK OWNERSHIP PLAN

Table of Contents

ARTICLE I	GENERAL
Sec. 1.1	Name of Plan
Sec. 1.2	Purpose
Sec. 1.3	Effective Date
Sec. 1.4	Construction and Applicable Law
Sec. 1.5	Rules of Construction
Sec. 1.6	Benefits Determined Under Provisions in Effect at Termination of Employment
Sec. 1.7	Effective Date of Document

ARTICLE II	MISCELLANEOUS DEFINITIONS
Sec. 2.1	Account
Sec. 2.2	Administrator
Sec. 2.3	Affiliate
Sec. 2.4	Aggregate Continuous Service
Sec. 2.5	Beneficiary
Sec. 2.6	Board
Sec. 2.7	Certified Earnings
Sec. 2.8	Common Control
Sec. 2.9	Committee
Sec. 2.10	Company
Sec. 2.11	Company Stock
Sec. 2.12	Eligibility Computation Period
Sec. 2.13	Employment Commencement Date
Sec. 2.14	ESOP Account
Sec. 2.15	Exempt Loan
Sec. 2.16	Fair Market Value
Sec. 2.17	401(k) Account
Sec. 2.18	Fund
Sec. 2.19	Highly Compensated Employee
Sec. 2.20	Hour of Service
Sec. 2.21	Investment Account
Sec. 2.22	Investment Manager
Sec. 2.23	Leased Employee
Sec. 2.24	Named Fiduciary
Sec. 2.25	Normal Retirement Age
Sec. 2.26	One Year Break In Service
Sec. 2.27	Participant
Sec. 2.28	Participating Employer
Sec. 2.29	Period of Continuous Service
Sec. 2.30	Plan Year
Sec. 2.31	Qualified Employee
Sec. 2.32	Recognized Break In Service

i

Sec. 2.33	Retirement Account
Sec. 2.34	Termination of Employment
Sec. 2.35	Trust
Sec. 2.36	Trustee
Sec. 2.37	Unallocated Reserve
Sec. 2.38	Valuation Date
Sec. 2.39	Year of Eligibility Service

ARTICLE III	SERVICE PROVISIONS
Sec. 3.1	Employment Commencement Date
Sec. 3.2	Termination of Employment
Sec. 3.3	Hours of Service
Sec. 3.4	Eligibility Computation Period
Sec. 3.5	Year of Eligibility Service
Sec. 3.6	One Year Break In Service
Sec. 3.7	Effect of One Year Break In Service
Sec. 3.8	Period of Continuous Service
Sec. 3.9	Aggregate Continuous Service
Sec. 3.10	Recognized Break In Service
Sec. 3.11	Periods of Military Service

ARTICLE IV	PLAN PARTICIPATION
Sec. 4.1	Qualified Employee
Sec. 4.2	Eligibility for Participation
Sec. 4.3	Duration of Participation
Sec. 4.4	Active Participant
Sec. 4.5	Eligibility to Share in Participating Employer Contributions
Sec. 4.6	No Guarantee of Employment

ARTICLE V	401(K) CONTRIBUTIONS
Sec. 5.1	401(k) Contributions
Sec. 5.2	Profit Related Retirement Contributions

ARTICLE VI	PROFIT SHARING AND MATCHING CONTRIBUTIONS
Sec. 6.1	Profit Sharing Contributions
Sec. 6.2	Leveraged Acquisitions
Sec. 6.3	Leveraged ESOP Contributions
Sec. 6.4	Application of Dividends
Sec. 6.5	ESOP Allocations
Sec. 6.6	Matching Contributions

ARTICLE VII	LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
Sec. 7.1	Limitation on Allocations
Sec. 7.2	Limit on 401(k) Contributions
Sec. 7.3	Adjustment of Employer Contributions If Required by Code Section 401(k)
Sec. 7.4	Adjustment of Contributions Required by Code Section 401(m)
Sec. 7.5	Multiple Use of the Alternative Limitations

ARTICLE VIII	EMPLOYEE CONTRIBUTIONS
Sec. 8.1	Employee Contributions Not Permitted After December 31, 1986

Sec. 8.2	Rollover Contributions

ARTICLE IX	PARTICIPANTS’ ACCOUNTS
Sec. 9.1	Retirement Account
Sec. 9.2	Investment Account
Sec. 9.3	401(k) Account
Sec. 9.4	ESOP Account
Sec. 9.5	Accounts from Tennant Trend Plan

ARTICLE X	INVESTMENT OF ACCOUNTS
Sec. 10.1	Description of Funds
Sec. 10.2	Investment of Retirement Accounts
Sec. 10.3	Disposition of Life Insurance Policies
Sec. 10.4	Investment of Investment Accounts and 401(k) Accounts
Sec. 10.5	Investment of ESOP Accounts
Sec. 10.6	Restrictions Imposed by Certain Funds
Sec. 10.7	Orderly Disposition of Company Stock

ARTICLE XI	VALUATION OF ACCOUNTS
Sec. 11.1	Valuation of Funds
Sec. 11.2	Valuation of Accounts in Fund Established Under Sec. 10.1(c).
Sec. 11.3	Valuation of Accounts in Company Stock Fund and ESOP Fund
Sec. 11.4	Special Valuation Procedure for Funds Investing in Mutual Funds
Sec. 11.5	Certificates

ARTICLE XII	DESIGNATION OF BENEFICIARY
Sec. 12.1	Persons Eligible to Designate
Sec. 12.2	Special Requirements for Married Participants
Sec. 12.3	Form and Method of Designation
Sec. 12.4	No Effective Designation
Sec. 12.5	Successor Beneficiary

ARTICLE XIII	ELIGIBILITY FOR A BENEFIT
Sec. 13.1	Benefit Upon Retirement
Sec. 13.2	Other Termination of Employment
Sec. 13.3	Distributions Following Death
Sec. 13.4	Withdrawals from Investment Accounts and 401(k) Accounts While Employed

ARTICLE XIV	DISTRIBUTION OF BENEFITS
Sec. 14.1	Time and Method of Payment
Sec. 14.2	Distribution From More Than One Account
Sec. 14.3	Reemployment
Sec. 14.4	Source of Benefits
Sec. 14.5	Incompetent Payee
Sec. 14.6	Benefits May Not Be Assigned or Alienated
Sec. 14.7	Payment of Taxes
Sec. 14.8	Conditions Precedent
Sec. 14.9	Committee Directions to Trustee
Sec. 14.10	Effect on Unemployment Compensation
Sec. 14.11	Nonterminable ESOP Protections

Sec. 14.12	Special Distribution Events
Sec. 14.13	Inability to Locate Distributee

ARTICLE XV	LOANS TO PARTICIPANTS
Sec. 15.1	Loans to Participants
Sec. 15.2	Term and Repayment of Loans
Sec. 15.3	Rate of Interest on Loans
Sec. 15.4	Miscellaneous

ARTICLE XVI	TRUST
Sec. 16.1	Composition
Sec. 16.2	Trustee or Other Funding Agency
Sec. 16.3	Compensation and Expenses of Trustee; Other Expenses
Sec. 16.4	Securities of the Company
Sec. 16.5	No Diversion
Sec. 16.6	Voting Company Stock
Sec. 16.7	Tender or Exchange Offers Regarding Company Stock

ARTICLE XVII	COMMITTEE
Sec. 17.1	Membership and Responsibility
Sec. 17.2	Organization of Committee
Sec. 17.3	Meetings and Actions of Committee
Sec. 17.4	Outside Assistance
Sec. 17.5	Powers of Committee
Sec. 17.6	Compensation, Expenses, and Bonds

ARTICLE XVIII	ADMINISTRATION OF PLAN
Sec. 18.1	Certain Fiduciary Provisions
Sec. 18.2	General Fiduciary Standard
Sec. 18.3	Prohibited Transactions
Sec. 18.4	Discrimination Prohibited
Sec. 18.5	Evidence
Sec. 18.6	Correction of Errors
Sec. 18.7	Claims Procedure
Sec. 18.8	Bonding
Sec. 18.9	Waiver of Notice
Sec. 18.10	Agent For Legal Process
Sec. 18.11	Indemnification

ARTICLE XIX	AMENDMENT, TERMINATION, MERGER
Sec. 19.1	Amendment
Sec. 19.2	Permanent Discontinuance of Contributions
Sec. 19.3	Termination
Sec. 19.4	Partial Termination
Sec. 19.5	Merger, Consolidation, or Transfer of Plan Assets
Sec. 19.6	Deferral of Distributions

ARTICLE XX	TOP-HEAVY PLAN PROVISIONS
Sec. 20.1	Key Employee Defined
Sec. 20.2	Determination of Top-Heavy Status

Sec. 20.3	Minimum Contribution Requirement
Sec. 20.4	Definition of Employer

v

TENNANT COMPANY PROFIT SHARING AND

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective as of January 1, 2001)

ARTICLE I

GENERAL

Sec. 1.1  Name of Plan.  The name of this plan is “Tennant Company Profit Sharing and Employee Stock Ownership Plan.”  It is sometimes herein referred to as the “Plan”.  The Plan is a single plan consisting of a profit sharing portion and a stock bonus portion.  The stock bonus portion (which consists of the ESOP Accounts and the Unallocated Reserve) is an employee stock ownership plan which is designed to invest primarily in Company Stock.  The portion of the Plan other than the ESOP Accounts and Unallocated Reserve is a profit sharing plan.  The Plan also holds accounts accrued under the Tennant Trend 401(k) Savings Plan, which was merged into this Plan effective January 1, 1991.

Sec. 1.2  Purpose.  The Plan has been established so that eligible employees may share in the profits of the Participating Employers, may have an additional source of retirement income, and may acquire an ownership interest in the Company.

Sec. 1.3  Effective Date.  The “Effective Date” of the Plan is December 29, 1944, the date as of which the Plan was established.

Sec. 1.4  Construction and Applicable Law.  The Plan is intended to meet the requirements for qualification under Code section 401(a), the requirements for a qualified cash or deferred arrangement under Code section 401(k), the requirements for a stock bonus plan under Code section 401(a), and the requirements for an employee stock ownership plan under Code section 4975(e)(7) which is designed to invest primarily in qualifying employer securities meeting the requirements of Code sections 4975(e)(8) and 409(l).  The Plan is also intended to be in full compliance with applicable requirements of the Employee Retirement Income Security Act.  The Plan shall be administered and construed consistent with said intent.  It shall also be construed and administered according to the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America.  All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota, except as otherwise provided in any trust agreement entered into with a Trustee.  All references herein to the “Code” or “Internal Revenue Code” are to the Internal Revenue Code of 1986 as from time to time amended.  All references herein to “ERISA” or to the “Employee Retirement Income Security Act” are to the Employee Retirement Income Security Act of 1974 as from time to time amended.

Sec. 1.5  Rules of Construction.  The Plan shall be construed in accordance with the following:

(a)                                  Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered as part of the text of the Plan, and shall not influence its construction.

(b)                                 Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

(c)                                  Any references to the masculine gender include the feminine and vice versa.

(d)                                 Use of the words “hereof”, “herein”, “hereunder”, or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

(e)                                  The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

Sec. 1.6  Benefits Determined Under Provisions in Effect at Termination of Employment.  Except as may be specifically provided herein to the contrary, with respect to a Participant whose Termination of Employment has occurred, benefits under the Plan attributable to service prior to his Termination of Employment shall be determined and paid in accordance with the provisions of the Plan as in effect on the date his Termination of Employment occurred unless he becomes an Active Participant after that date and such active participation causes a contrary result under the provisions hereof.  However, the provisions of Articles XII, XIV and XV apply to each Participant or Beneficiary who has an Account under the Plan, regardless of the date of his or her Termination of Employment.

Sec. 1.7  Effective Date of Document.  Unless a different date is specified for some purpose in this document, the provisions of this Plan document are generally effective as of January 1, 2001.  However, any provision necessary to comply with a requirement of federal legislation or a Treasury regulation which has an earlier effective date shall be effective retroactively to the date required by the applicable law or regulation.

ARTICLE II

MISCELLANEOUS DEFINITIONS

Sec. 2.1  Account.  An “Account” is any of the types of accounts described in Article IX.

Sec. 2.2  Administrator.  The Company is the “Administrator” of the Plan for purposes of ERISA.

Sec. 2.3  Affiliate  “Affiliate” means any trade or business entity under Common Control with a Participating Employer.

Sec. 2.4  Aggregate Continuous Service.  “Aggregate Continuous Service” is defined in Sec. 3.9.

Sec. 2.5  Beneficiary.  “Beneficiary” means the person or persons designated as such pursuant to Article XII.

Sec. 2.6  Board.  The “Board” is the board of directors of the Company, and includes any executive committee thereof authorized to act for such body.

Sec. 2.7  Certified Earnings.  “Certified Earnings” of a Participant from a Participating Employer for a particular period means the total compensation paid to the Participant by that Participating Employer during such period for service as an Active Participant, subject to the following:

(a)                                  For Plan Years commencing on or after January 1, 2001, bonuses based on earnings or profits from operations for a Plan Year and paid in the following Plan Year after the amount thereof has been determined shall be included in computing Certified Earnings for the Plan Year in which paid; provided, however, that any bonus accrued in 2000 and paid in 2001 shall be disregarded for purposes of determining Profit Sharing Contributions under Sec. 6.1 for 2001.

(b)                                 If a Participant has elected to have his compensation reduced for the purpose of making a contribution to a 401(k) Account under this Plan, to a cafeteria plan established under Code section 125, or for qualified transportation fringe benefits under Code section 132(f)(4), his Certified Earnings shall be the amount he would have received but for the reduction.  If a portion of the reduction is later paid back to him, said payment shall not be included in Certified Earnings.  Any other payment or contribution to or for the benefit of the Participant under this Plan shall not be included in Certified Earnings.

(c)                                  Extraordinary payments which are not a part of regular compensation, vacation pay taken in a lump sum at Termination of Employment, sick pay or disability pay,severance pay, allowances or reimbursements for expenses, payments or contributions to or for the benefit of the employee under any other deferred compensation, pension, profit sharing, insurance, ERISA excess benefit or other employee benefit plan, suggestion awards, merchandise discounts, stock options or income resulting from the grant or exercise of stock options, or benefits in the form of property or the use of property shall not be included in computing Certified Earnings, regardless of whether such amounts are deemed to constitute income for income tax purposes or for any other purpose.

(d)                                 Certified Earnings of a Participant for any Plan Year shall not exceed $170,000 for Plan Years commencing after 1999 and prior to 2002.  Effective for Plan Years commencing during or after 2002, Certified Earnings of a Participant for a Plan Year shall not exceed $200,000, adjusted for each Plan Year to take into account any cost of living increase provided for that year in accordance with regulations prescribed by the Secretary of the Treasury.  The dollar increase in effect on January 1 of any calendar year shall apply to Plan Years beginning in that calendar year.  If a Plan Year is shorter than 12 months, the limit under this subsection for that year shall be multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

Sec. 2.8  Common Control.  A trade or business entity (whether corporation, partnership, sole proprietorship or otherwise) is under “Common Control” with another trade or business entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in Code section 414(b), or (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in Code section 414(c), or (iii) if both entities are members of an affiliated service group as defined in Code section 414(m), or (iv) if both entities are required to be aggregated pursuant to regulations under Code section 414(o).  Service for all entities under Common Control shall be treated as service for a single employer to the extent required by the Code; provided, however, that an individual shall not be a Qualified Employee by reason of this section.  In applying the preceding sentence for purposes of Sec. 7.1, the provisions of subsections (b) and (c) of Code section 414 are deemed to be modified as provided in Code section 415(h).

Sec. 2.9  Committee.  “Committee” means the committee appointed and acting as provided in Article XVII.

Sec. 2.10  Company.  The “Company” is Tennant Company, a Minnesota corporation.

Sec. 2.11  Company Stock.  “Company Stock” means common stock of the Company.

Sec. 2.12  Eligibility Computation Period.  “Eligibility Computation Period” is defined in Sec. 3.4.

Sec. 2.13  Employment Commencement Date.  “Employment Commencement Date” means any date defined as such in Sec. 3.1.

Sec. 2.14  ESOP Account.  A Participant’s “ESOP Account” is an Account in the Trust derived from amounts allocated to him pursuant to Article VI.

Sec. 2.15  Exempt Loan.  “Exempt Loan” means a direct or indirect extension of credit to the Plan that is not prohibited by Code section 4975, subject to the following:

(a)                                  The Exempt Loan may be made or guaranteed by either a party in interest (as defined in section 3(14) of ERISA) or a disqualified person (as defined in Code section 4975).

(b)                                 The proceeds of the Exempt Loan must be used solely, and within a reasonable time after their receipt, to acquire Company Stock for the Unallocated Reserve, or to repay such Exempt Loan, or to repay a prior Exempt Loan, or for any combination of the foregoing purposes.

(c)                                  The Exempt Loan must be without recourse against the Fund except that:

(1)                                  The Company Stock acquired with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(2)                                  Any Company Stock which was acquired with the proceeds of a prior Exempt Loan which was repaid with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(3)                                  Any cash contributions to the Plan that are made for the purpose of satisfying the Plan’s obligations under the Exempt Loan (and earnings thereon) may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(4)                                  Earnings attributable to shares of Company Stock acquired with the proceeds of an Exempt Loan may be used to repay that Loan or any renewal or extension thereof, and

(5)                                  The unallocated earnings attributable to unallocated shares of Company Stock that were acquired with the proceeds of an Exempt Loan may be pledged or otherwise used as security for another Exempt Loan.

(d)                                 The Exempt Loan must provide for principal and interest to be paid over a specific term.

(e)                                  Except as provided below in subsection (f), the number of shares which shall be so released from the Unallocated Reserve each Plan Year shall equal the number of shares of Company Stock held in the Unallocated Reserve immediately before the release of any shares for the Plan Year, multiplied by a fraction with a numerator equal to all principal and interest payments made on the Exempt Loan for said Plan Year and a denominator equal to the total principal and interest paid under the Exempt Loan for the current Plan Year and to be paid for all subsequent years.  The number of future years for which principal and interest are payable under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods.  If the interest rate under the loan is variable, the amount of future interest payable shall be calculated by using the interest rate in effect on the last day of the current Plan Year.

(f)                                    In lieu of the method described in subsection (e), the number of shares of Company Stock held in the Unallocated Reserve which shall be released from the Unallocated Reserve each Plan Year may be determined with reference to principal payments only, provided all of the following conditions are met.

(1)                                  The Exempt Loan provides for principal and interest payments at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years.

(2)                                  If the Exempt Loan constitutes a renewal, extension or refinancing of a prior Exempt Loan, the sum of the expired duration of the prior Exempt Loan, the renewal period, the extension period, and the duration of the new Exempt Loan does not exceed ten years.

(3)                                  The number of shares which shall be released from the Unallocated Reserve each Plan Year must equal the number of shares of Company Stock held in the Unallocated Reserve immediately before the release of any shares for the Plan Year, multiplied by a fraction with a numerator equal to the amount of all principal payments made with respect to the Exempt Loan for the current Plan Year and a denominator equal to the total principal payments to be paid over the remaining term of the Exempt Loan (including the principal payments for the current Plan Year).

(4)                                  For purposes of this subsection (f), the amount of interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables.

(g)                                 The rate of interest (which may be fixed or variable) on the Exempt Loan must not be in excess of a reasonable rate of interest considering all relevant factors including (but not limited to) the amount and duration of the loan, the security given, the guarantees involved, the credit standing of the Plan, the Company, and the guarantors, and the generally prevailing rates of interest.

(h)                                 In the event of default upon an Exempt Loan, the fair market value of Company Stock and other assets which can be transferred in satisfaction of the loan must not exceed the amount of the loan.  If the lender is a party in interest (as defined in ERISA) or disqualified person (as defined in the Code), the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to satisfy the payment schedule of the Exempt Loan.

Sec. 2.16  Fair Market Value.  The “Fair Market Value” of a share of Company Stock as of a certain date means the closing price on that date on the New York Stock Exchange.

Sec. 2.17  401(k) Account.  A Participant’s “401(k) Account” is an Account in the Trust based on 401(k) Contributions pursuant to Sec. 5.1.  Prior to January 1, 2001, this Account was known as the Individual Shelter Account.

Sec. 2.18  Fund.  “Fund” means any fund for investment of Plan assets established pursuant to Sec. 10.1.

Sec. 2.19  Highly Compensated Employee.  “Highly Compensated Employee” for any Plan Year means an individual described as such in Code section 414(q).

(a)                                  Unless otherwise provided in Code section 414(q), each employee who meets one of the following requirements is a “Highly Compensated Employee”:

(1)                                  The employee at any time during the current or prior Plan Year was a more than 5-percent owner as defined in Code section 414(q)(2), or was the spouse, child, parent or grandparent of such an owner to whom the owner’s stock is attributed pursuant to Code section 318 (regardless of the Compensation of the owner or family member).

(2)                                  The employee received Compensation from the employer in excess of $85,000 for the prior Plan Year in the case of determinations for Plan Years commencing during or after 2001.

(b)                                 The dollar amount specified in paragraph (2) of subsection (a) shall be indexed for cost of living increases for each calendar year as provided in the applicable Treasury regulations.  For any Plan Year, the applicable dollar amount shall be the dollar amount in effect for the calendar year in which the Plan Year commences.

(c)                                  For purposes of this section, “employer” includes all Participating Employers and all Affiliates, and “employee” includes Leased Employees.

(d)                                 For purposes of this section, “Compensation” means the amount defined as such under Sec. 7.1(d).

Sec. 2.20  Hour of Service.  “Hour of Service” is defined in Sec. 3.3.

Sec. 2.21  Investment Account.  A Participant’s “Investment Account” is an Account in the Trust to which contributions are allocated as indicated below. A Participant’s Investment Account is comprised of one or more of the following subaccounts:

(a)                                  The Participant’s Deferred Investment Account, which may not be distributed to him until after the earlier of (i) his Termination of Employment or (ii) his attainment of age 59½.  The following contributions are allocated to the Participant’s Deferred Investment Account:

(1)                                  Matching Contributions under Sec. 6.6 for the months of January through June of 2001.

(2)                                  Profit Sharing Contributions under Sec. 6.1 for years after 2000, except to the extent such contributions are allocated to the Participant’s ESOP Account pursuant to Sec. 6.1(b) or (c).

(3)                                  Profit Sharing Contributions for the years 1980 through 1989.

(4)                                  Matching Contributions for years prior to 1990.

Separate subaccounts within the Deferred Investment Account may be established to hold funds attributable to some or all of the types of contributions described in this subsection.

(b)                                 The Participant’s Withdrawable Investment Account, which may be withdrawn by the Participant prior to Termination of Employment to the extent provided in Sec. 13.4.  Amounts allocated to the Participant’s Withdrawable Investment Account include Rollover Contributions made during 1992 and certain other types of contributions that were allocated to such accounts in 1987 and prior years.

(c)                                  The Participant’s Rollover Account, if any, which holds Rollover Contributions under Sec. 8.2 made during 1993 and subsequent years, and which may be withdrawn by the Participant prior to Termination of Employment to the extent provided in Sec. 13.4.

Sec. 2.22  Investment Manager.  An “Investment Manager” is a person or persons appointed by the Committee to direct the Trustee as to investment of part or all of the Trust.

Sec. 2.23  Leased Employee.  “Leased Employee” means any person defined as such by Code section 414(n).  In general, a Leased Employee is any person who is not otherwise an employee of a Participating Employer or an Affiliate (referred to collectively as the “recipient”) and who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the recipient.  For purposes of the requirements listed in Code section 414(n)(3), any Leased Employee shall be treated as an employee of the recipient, and contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient.  However, if Leased Employees constitute less than 20% of the Participating Employers’ non-highly compensated work force within the meaning of Code section 414(n)(5)(C)(ii), those Leased Employees covered by a plan described in Code section 414(n)(5) shall be disregarded.  Notwithstanding the foregoing, no Leased Employee shall be a Qualified Employee or a Participant in this Plan.

Sec. 2.24  Named Fiduciary.  The Company is a “Named Fiduciary” for purposes of ERISA with authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, in accordance with the provisions hereof.  The Committee is also a Named Fiduciary under ERISA with the authority to control and manage the operation and administration of the Plan allocated to it by the provisions of the Plan.  Other persons are also Named Fiduciaries under ERISA if so provided by ERISA or if so identified by the Company, by action of the Board.  Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by ERISA or as may be allocated by the Company, by action of the Board.

Sec. 2.25  Normal Retirement Age.  “Normal Retirement Age” is age 65.

Sec. 2.26  One Year Break In Service.  “One Year Break In Service” is defined in

Sec. 3.6.

Sec. 2.27  Participant.  A “Participant” is an individual described as such in Article IV.

Sec. 2.28  Participating Employer.  The Company is a “Participating Employer” in the Plan.  With the consent of the Company, any other employer may also become a Participating Employer in the Plan effective as of a date specified by it in its adoption of the Plan.  Also with such consent, any such adopting employer may modify the provisions of the Plan as they shall be applicable to its employees.  The other Participating Employer on January 1, 2001 is Tennant Sales and Service Company, a Minnesota corporation.

Sec. 2.29  Period of Continuous Service.  “Period of Continuous Service” is defined in Sec. 3.8.

Sec. 2.30  Plan Year.  A “Plan Year” is the 12-consecutive-month period commencing on January 1, and is the period on which records of the Plan are kept.

Sec. 2.31  Qualified Employee.  A “Qualified Employee” is a person described as such in Sec. 4.1.

Sec. 2.32  Recognized Break In Service.  A “Recognized Break In Service” is a break in service recognized as such pursuant to Sec. 3.10.

Sec. 2.33  Retirement Account.  A Participant’s “Retirement Account” is an Account in the Trust derived from Profit Related Retirement Contributions made for years prior to 2001 and Past Service Contributions to the extent based on Profit Related Retirement Contributions.

Sec. 2.34  Termination of Employment.  An employee’s “Termination of Employment” occurs at the time provided in Sec. 3.2.

Sec. 2.35  Trust.  “Trust” means the aggregate of assets described in Sec. 16.1.

Sec. 2.36  Trustee.  “Trustee” is a trustee or trustees appointed and acting from time to time in accordance with the provisions of Sec. 16.2 for the purpose of holding, investing, and disbursing all or a part of the Trust.

Sec. 2.37  Unallocated Reserve.  “Unallocated Reserve” means that portion of the Fund which consists of shares of Company Stock (and dividends and other earnings attributable thereto) that were acquired with the proceeds of an Exempt Loan and that are held in suspense pending allocation to Participants’ Accounts pursuant to Article VI.

Sec. 2.38  Valuation Date.  “Valuation Date” means the date on which the Trust and Accounts are valued as provided in Article XI. Each of the following is a “Valuation Date”:

(a)                                  The last day of each quarter of a Plan Year, or, if the Committee so prescribes by written notice to the Trustee, the last day of each month.  Commencing July 1, 2001, each business day on which the New York Stock Exchange is open for trading is a Valuation Date.

(b)                                 Such other day, if any, as may be prescribed by the Committee as the Committee in its sole discretion may consider necessary or advisable to provide for the orderly and equitable administration of the Plan.

Sec. 2.39  Year of Eligibility Service.  “Year of Eligibility Service” is defined in

Sec. 3.5.

ARTICLE III

SERVICE PROVISIONS

A.  In General

Sec. 3.1  Employment Commencement Date.  “Employment Commencement Date” means the date on which an employee-employer relationship is first established between an employee and a Participating Employer (whether before or after the Participating Employer becomes such) or Affiliate.  The date on which an employee-employer relationship is re-established following a Recognized Break In Service or One Year Break In Service is also an Employment Commencement Date.

Sec. 3.2  Termination of Employment.  The “Termination of Employment” of an employee for purposes of the Plan shall be deemed to occur upon his resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of a Participating Employer or Affiliate as in effect from time to time, results in the termination of the employer-employee relationship.  Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers and Affiliates.  An employee who has ceased actively working for the Participating Employers shall in all events be treated as having had a Termination of Employment for purposes of this Plan if the Company determines, based on medical evidence acceptable to the Company, that the employee is disabled and either that the disability satisfies the requirements of Code section 72(m)(7), or that the employee has been determined by the Social Security Administration to be eligible for Social Security disability benefits.

B.  Service Provisions Relating to Eligibility to Participate

Sec. 3.3  Hours of Service.  “Hours of Service” are determined according to the following subsections with respect to each applicable computation period.  The Company may round up the number of Hours of Service at the end of each computation period or more frequently as long as a uniform practice is followed with respect to all employees determined by the Company to be similarly situated for compensation, payroll, and recordkeeping purposes.

(a)                                  Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such) and Affiliates, and are aggregated for service with all such employers.

(b)                                 For any portion of a computation period during which a record of hours is maintained for an employee, Hours of Service shall be credited as follows:

(1)                                  Each hour for which the employee is paid, or entitled to payment, for the performance of duties for his employer during the applicable computation period is an Hour of Service.

(2)                                  Each hour for which the employee is paid, or entitled to payment, by his employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, is an Hour of Service.  No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).  Hours of Service shall not be credited under this paragraph with respect to payments under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws or with respect to a payment which solely reimburses the individual for medical or medically related expenses incurred by the employee.

(3)                                  Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service.  Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made.  Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth therein.

(4)                                  Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

(5)                                  The Company may use any records to determine Hours of Service which it considers an accurate reflection of the actual facts.

(c)                                  For any portion of a computation period during which an employee is within a classification for which a record of hours for the performance of duties is not maintained, the employee shall be credited with 190 Hours of Service for each month for which he would otherwise be credited with at least one Hour of Service under subsection (b).

(d)                                 Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA.  The nature and extent of such credit shall be determined under such other law.

(e)                                  In no event shall duplicate credit as an Hour of Service be given for the same hour.

(f)                                    This subsection (f) shall apply to an individual who has service as (i) either a common law employee or Leased Employee of (ii) either a Participating Employer or Affiliate.  For purposes of determining Hours of Service, such individual shall be considered an employee of such Participating Employer or Affiliate during any period he would have been a Leased Employee of such Participating Employer or Affiliate but for the requirement that he must have performed services for such Participating Employer or Affiliate on a substantially full-time basis for a period of at least one year.  If this Plan is a multiple employer plan as defined in section 2530.210 of the Department of Labor Regulations, service as a leased individual with more than one legal entity shall be aggregated only in accordance with the rules set forth in said section.

Sec. 3.4  Eligibility Computation Period.  An employee’s first Eligibility Computation Period is the 12-consecutive-month period beginning on his Employment Commencement Date.  His second Eligibility Computation Period is the Plan Year commencing in said 12-consecutive-month period.  Each subsequent Plan Year prior to the end of the Plan Year in which the employee has a One Year Break In Service is an Eligibility Computation Period.  If subsequent to a One Year Break In Service he has another Employment Commencement Date, Eligibility Computation Periods for the period beginning on such date shall be computed as though such date were his first Employment Commencement Date.

Sec. 3.5  Year of Eligibility Service.  A “Year of Eligibility Service” is an Eligibility Computation Period in which an employee has at least 1000 Hours of Service.

Sec. 3.6  One Year Break In Service.  “One Year Break In Service” means a Plan Year in which (i) the employee has no Hours of Service and (ii) an employer-employee relationship with a Participating Employer or Affiliate is not in effect at any time.  The One Year Break In Service shall be recognized as such on the last day of such Plan Year.

(a)                                  Notwithstanding the provisions of Sec. 3.3, for purposes of determining whether a One Year Break In Service has occurred with respect to a Plan Year beginning after 1984, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence; provided, however, that the total number of Hours of Service recognized under this subsection shall not exceed 501 hours.  The Hours of Service credited under this subsection shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a One Year Break In Service in that Plan Year or, in all other cases, in the following Plan Year.

(b)                                 For purposes of subsection (a), an absence from work for maternity or paternity reasons means an absence that began on or after January 1, 1985 (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Sec. 3.7  Effect of One Year Break In Service.  If a nonvested employee has a period of five consecutive One Year Breaks In Service, Years of Eligibility Service prior to such break shall not be recognized for purposes of this section if the number of his consecutive One Year Breaks In Service equals or exceeds the aggregate number of his Years of Eligibility Service before the break, subject to the following:

(a)                                  Prior to January 1, 1985, the preceding sentence shall apply if the employee had a One Year Break In Service.  If as of December 31, 1984, any service prior to a One Year Break In Service would not have been required to be taken into account under the law as then in effect, such service shall not be taken into account thereafter.

(b)                                 If any Years of Eligibility Service are not required to be taken into account by reason of a break-in-service period to which this subsection applies, such Years of Eligibility Service shall not be taken into account in applying this subsection to a subsequent break-in-service period.

(c)                                  A “nonvested employee” is an individual who has no vested right to an accrued benefit under the Plan derived from employer contributions (including 401(k) Contributions).

C.  Service Provisions Relating To Eligibility For Retirement.

Sec. 3.8  Period of Continuous Service.  A “Period of Continuous Service” is the period beginning on an employee’s Employment Commencement Date and ending on the day before the day on which the employee begins a Recognized Break In Service.  The duration of a Period of Continuous Service is measured in years and days.

Sec. 3.9  Aggregate Continuous Service.  An employee’s “Aggregate Continuous Service” is equal to the aggregate duration of his Periods of Continuous Service.  However, if a nonvested employee has had a Recognized Break in Service of a duration equal to or longer than the aggregate duration of his Periods of Continuous Service prior to such break, all Periods of Continuous Service prior to such Recognized Break In Service shall be disregarded.  The preceding sentence shall not apply unless the employee incurs a Recognized Break In Service of at least 60 months duration.  The individual’s Periods of Continuous Service prior to a Recognized Break In Service shall not include any Periods of Continuous Service disregarded under this section (or any predecessor of this section) because of any previous Recognized Break In Service.  “Nonvested employee” is defined in Sec. 3.7(c).  Aggregate Continuous Service is measured in years and days with 365 days constituting one year.

Sec. 3.10  Recognized Break In Service.  A “Recognized Break In Service” is a period of at least 12 months duration which begins on the day on which an employee’s Termination of Employment occurs.  A Recognized Break In Service ends, if ever, on the day on which the individual again performs an Hour of Service for a Participating Employer or Affiliate.  However, if an individual is absent from work for maternity or paternity reasons, and the absence begins on or after January 1, 1985, the 12-month period beginning with the first day of such absence shall not be included in a Recognized Break In Service.  Whether an absence from work is for maternity or paternity reasons will be determined under Sec. 3.6(b).

Sec. 3.11  Periods of Military Service.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

ARTICLE IV

PLAN PARTICIPATION

Sec. 4.1  Qualified Employee.  “Qualified Employee” means each employee of a Participating Employer, subject to the following:

(a)                                  A nonresident alien while not receiving earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) is not a Qualified Employee.  An alien who is temporarily employed to perform duties in the United States for a Participating Employer is a Qualified Employee to the same extent as a comparable U.S. citizen employee would be a Qualified Employee, except that no alien will be a Qualified Employee while working under a “B” or “F” visa status.

(b)                                 Except as otherwise provided by action of the Committee, citizens of the United States whose principal place of employment is a country other than the United States are not Qualified Employees.  The action of the Committee shall specify the date on which an individual described in the previous sentence becomes a Qualified Employee pursuant to this subsection (and the date the individual ceases to be a Qualified Employee, if applicable).

(c)                                  Eligibility of employees in a collective bargaining unit to participate in the Plan shall be subject to negotiations with the representative of that unit.  During any period that an employee is covered by the provisions of a collective bargaining agreement between a Participating Employer and such representative, he shall not be considered a Qualified Employee for purposes of this Plan unless such agreement expressly so provides.  For purposes of this section only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

(d)                                 An employee shall be deemed to be a Qualified Employee during a period of absence from active service which does not result from his Termination of Employment, provided he is a Qualified Employee at the commencement of such period of absence.

(e)                                  An individual employed in the Tennant Trend Division was not a Qualified Employee prior to January 1, 1991.

(f)                                    Notwithstanding anything herein to the contrary, any employee of the Company or Tennant Sales and Service Company who is classified as an employee paid through the Tennant Commercial payroll maintained for individuals employed at the Company’s Holland, Michigan facility and in certain related operations is not a Qualified Employee during the period while so classified.  Any individual who is classified by a Participating Employer as a temporary employee and whose Employment Commencement Date is on or after January 1, 2002 is not a Qualified Employee during the period while so classified.

(g)                                 Notwithstanding anything herein to the contrary, an individual is not a Qualified Employee during any period during which the individual is classified by a Participating Employer as an independent contractor or as any other status in which the person is not treated as a common law employee of a Participating Employer for purposes of withholding of taxes, or is treated as an employee of another entity who is leased to a Participating Employer, regardless of the correct legal status of the individual.  The previous sentence applies to all periods of such service of an individual who is subsequently reclassified as an employee of a Participating Employer, whether the reclassification is retroactive or prospective.

Sec. 4.2  Eligibility for Participation.  Commencing January 1, 2001, eligibility to participate in the Plan shall be determined as follows:

(a)                                  For purposes of eligibility to make 401(k) Contributions and receive Matching Contributions under Article V, an employee shall become a Participant as soon as administratively feasible following the later of (i) the date he becomes a Qualified Employee (or the date he becomes a Qualified Employee again following any break in service) or (ii) the date he files with the Company or its designated agent an election to make 401(k) Contributions.

(b)                                 For purposes of eligibility to receive Profit Sharing Contributions under Article VI, an employee shall become a Participant on the first day of the pay period applicable to him (or the first day of the Plan Year, if earlier) that immediately follows his completion of one Year of Eligibility Service, provided he is a Qualified Employee on said day.  If the employee is rehired after a Recognized Break in Service or One Year Break in Service, however, he shall become a Participant for purposes of such contributions on the first day of the pay period applicable to him (or the first day of the Plan Year, if earlier) that immediately follows his completion of one Year of Eligibility Service after such break, provided he is a Qualified Employee on said day.  In determining the employee’s share of the Profit Sharing Contributions for the Plan Year in which he reenters the Plan as a Participant pursuant to the previous sentence of this subsection (b), his compensation during that entire Plan Year for service as a Qualified Employee shall be taken into account as Certified Earnings.

Sec. 4.3  Duration of Participation.  A Participant shall continue to be such until the later of (i) his Termination of Employment or (ii) the date all benefits, if any, to which he is entitled hereunder have been distributed to him from the Trust.

Sec. 4.4  Active Participant. An employee is an “Active Participant” while he is both a Participant and a Qualified Employee.

Sec. 4.5  Eligibility to Share in Participating Employer Contributions.  A Participant’s eligibility to share in Participating Employer contributions and to make 401(k) Contributions for a particular Plan Year shall be determined as follows:

(a)                                  He shall be eligible to share in the Profit Sharing Contributions for the Plan Year if he was an Active Participant during all or any part of the Plan Year and he meets the requirements of (1), (2), or (3):

(1)                                  His Termination of Employment did not occur prior to the last day of such Plan Year.

(2)                                  His Termination of Employment occurred prior to the last day of such Plan Year on account of his death (in which event the amount that would otherwise be allocated to the deceased Participant shall be allocated to his Beneficiary).

(3)                                  His Termination of Employment occurred prior to the last day of such Plan Year under circumstances such that he qualified for a retirement benefit under Sec. 13.1.

If Certified Earnings are paid with respect to a Participant described in (2) or (3), and the payment occurs after the close of the Plan Year in which his Termination of Employment occurred, said Certified Earnings shall be taken into account in allocating Profit Sharing Contributions for the Plan Year in which the Certified Earnings are paid.  Notwithstanding anything herein to the contrary, an employee shall be eligible to share in contributions and allocations under this subsection, and shall be treated as “Active” for purposes of this subsection, only during periods for which the employee has satisfied the requirements of Sec. 4.2(b) for being a Participant (except as otherwise provided in the last sentence of Sec. 4.2(b)).

(b)                                 He shall be eligible to make 401(k) Contributions, and to receive Matching Contributions with respect to such 401(k) Contributions, if he has executed a 401(k) salary reduction agreement with his Participating Employer specifying the amount he wishes to contribute.

The determination as to who is eligible to share in Participating Employer contributions and make 401(k) Contributions for a Plan Year shall be made on the basis of books and records kept by the Participating Employers in the regular course of business.  Such determinations shall be final and conclusive on all persons.

Sec. 4.6  No Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment with the Participating Employers.  Such participation shall in no way interfere with any rights a Participating Employer would have in the absence of such participation to determine the duration of the employee’s employment.

ARTICLE V

401(K) CONTRIBUTIONS

Sec. 5.1  401(k) Contributions.  Each Participant may elect to have his Participating Employer make 401(k) Contributions on his behalf, subject to the following:

(a)                                  A Participant may elect to have his current pay from his Participating Employer reduced by such amounts as he may designate from time to time.  Prior to January 1, 2002, the reduction may not exceed 15% of the Participant’s Certified Earnings for the payroll period.  Commencing January 1, 2002, the reduction may not exceed 25% of the Participant’s Certified Earnings for the payroll period (or such lesser percentage as the Committee may designate). Any election by the Participant regarding 401(k) Contributions shall be in writing (or in such other form as the Committee may permit) and shall be effective as soon as administratively feasible after the election is received by the Company or its designated agent.  Any election under this subsection shall be made in accordance with rules adopted by the Committee.

(b)                                 For each Plan Year, each Participating Employer shall make a 401(k) Contribution with respect to each Participant who elects to have his pay reduced pursuant to subsection (a) in an amount equal to the amount by which the Participant’s pay was reduced.  Prior to January 1, 2001, 401(k) Contributions were called “Individual Shelter Contributions.”

(c)                                  401(k) Contributions with respect to a Participant shall be paid to the Trustee promptly after the date withheld from the Participant, and shall be allocated to 401(k) Accounts.

(d)                                 The 401(k) Contribution with respect to each Participant shall be limited to the extent required under Sec. 7.2.

Sec. 5.2  Profit Related Retirement Contributions.  No Profit Related Retirement Contributions will be made to the Plan for Plan Years commencing after 2000.  Profit Related Retirement Contributions for 2000 shall be made in accordance with the provisions of the Plan in effect on December 31, 2000.

ARTICLE VI

PROFIT SHARING AND MATCHING CONTRIBUTIONS

Sec. 6.1  Profit Sharing Contributions.  For each Plan Year commencing on or after January 1, 2001, the Company will determine in its discretion the amount of the Profit Sharing Contribution that will be made for the Plan Year, or the formula by which the amount shall be calculated.  The contribution of each Participating Employer other than the Company for a Plan Year shall be an amount which is the same percent of the Certified Earnings of its employees eligible to share in the contribution for that year as the contribution of the Company for the Plan Year bears to the total Certified Earnings of its employees eligible to share in the contribution for that year, unless the Company determines that the contribution by a Participating Employer for the eligible Participants in its employ for a Plan Year shall be a different amount and also determines the amount or formula by which such amount shall be calculated (in which case, subsections (b), (c) and (d) of this section shall be applied separately to each Participating Employer).

(a)                                  To be eligible to share in the Profit Sharing Contributions for each Plan Year commencing on or after January 1, 2001, the Participant must satisfy the requirements of Sec. 4.5(a) for that Plan Year.

(b)                                 The amount of Company Stock available for allocation as Leveraged ESOP Profit Sharing Contributions under Sec. 6.5(c)(1) for the Plan Year shall be allocated among the ESOP Accounts of the eligible Participants for that Plan Year in the proportion that the Certified Earnings of each such Participant for the Plan Year bears to the total Certified Earnings of all such Participants for the Plan Year.  Such allocations shall be made as of the last day of the Plan Year and shall be based on the Fair Market Value of the shares of Company Stock on the business day coinciding with or immediately preceding such last day of the Plan Year.

(c)                                  If the Company so determines in its sole discretion, the Participating Employers may make a Profit Sharing Contribution for a Plan Year in the form of shares of Company Stock.  Any such contribution is referred to as a “Non-Leveraged ESOP Profit Sharing Contribution.”  Any such contribution for a Plan Year shall be allocated among the ESOP Accounts of the eligible Participants for that Plan Year in the proportion that the Certified Earnings of each such Participant for the Plan Year bears to the total Certified Earnings of all such Participants for the Plan Year.  Such allocations shall be credited to the Participant’s ESOP Account as of a Valuation Date determined by the Trustee which occurs within a reasonable time after the date the contribution is received by the Trustee, and shall be based on the Fair Market Value of the shares of Company Stock on that date.

(d)                                 To the extent the Profit Sharing Contribution for a Plan Year is made in cash, that contribution shall be allocated among the eligible Participants for that Plan Year in the proportion that the Certified Earnings of each such Participant for the Plan Year bears to the total Certified Earnings of all such Participants for the Plan Year.  Such allocations shall be credited to the Participant’s Deferred Investment Account as of a Valuation Date determined by the Trustee which occurs within a reasonable time after the date the contribution is received by the Trustee, and shall be invested as provided in Sec. 10.4.

(e)                                  All Profit Sharing Contributions for a Plan Year shall be made before the time (including extensions thereof) prescribed by law for filing the Company’s federal income tax return for the Plan Year.

Sec. 6.2  Leveraged Acquisitions.  The Trustee, with the prior concurrence of the Company, is authorized to enter into one or more Exempt Loans.  The proceeds of any Exempt Loan shall be used as provided in Section 2.15(b).  All shares of Company Stock acquired with the proceeds of an Exempt Loan and held to secure payment of an Exempt Loan shall be credited to the Unallocated Reserve until such time as they are released pursuant to sections 2.15 and 6.3.

Sec. 6.3  Leveraged ESOP Contributions.  The Participating Employers shall make sufficient cash contributions to enable the Trustee to pay any currently maturing obligations under an Exempt Loan, to the extent those obligations have not been paid with dividends pursuant to Sec. 6.4.  The Participating Employers may also make additional cash contributions for the purpose of repaying the Exempt Loan more rapidly than is required under the terms of that loan.  The Trustee shall apply such contributions (and any earnings thereon) to make said loan payments as directed by the Company. The amount determined by the Company under this section shall be the “Leveraged ESOP Contribution” for the Plan Year.

Sec. 6.4  Application of Dividends.  Dividends on shares of Company Stock held in the Unallocated Reserve and on shares of Company Stock allocated to ESOP Accounts shall be applied as follows:

(a)                                  Dividends received on shares of Company Stock held in the Unallocated Reserve shall first be used to repay principal and interest then due on the Exempt Loan used to acquire such shares.  If the amount of such dividends exceeds the amount needed to repay such principal and interest, the excess shall be held in the Unallocated Reserve until it is needed to repay principal and interest due on such Exempt Loan or, with the prior concurrence of the Company, the excess may be (i) used to prepay principal on such Exempt Loan, or (ii) treated as a general investment gain of the Fund and allocated to the ESOP Accounts of Participants.  Any amounts allocated to ESOP Accounts as general investment gain shall be allocated in proportion to the number of shares held in said Accounts as of the last Valuation Date for the Plan Year for which they are allocated.  Any dividends so allocated shall not be considered an Annual Addition with respect to a Participant for purposes of Sec. 7.1.

(b)                                 If the amount necessary to repay principal and interest then due on the Exempt Loan exceeds the amount of dividends on shares acquired with the proceeds of the Exempt Loan that are held in the Unallocated Reserve, the remaining amount then due shall be repaid from dividends on shares of Company Stock allocated to ESOP Accounts that were (i) acquired with the proceeds of the Exempt Loan and released from the Unallocated Reserve, and/or (ii) acquired through tax credit contributions and/or (iii) acquired through Non-Leveraged ESOP Contributions.  To the extent dividends on such allocated shares exceed the amount necessary to repay principal and interest then due on the Exempt Loan, they may with the prior concurrence of the Company be used to prepay principal on the Exempt Loan.  Dividends remaining after such payments shall be allocated to the ESOP Accounts holding the shares on which the dividends were paid.

Sec. 6.5  ESOP Allocations.  The shares of Company Stock available for allocation shall be allocated among the ESOP Accounts of eligible Participants as follows:

(a)                                  The following amounts are available for allocation pursuant to this section:

(1)                                  Shares of Company Stock released from the Unallocated Reserve pursuant to Sec. 2.15(e) or (f) as a result of contributions under Sec. 6.3 and dividends under Sec. 6.4..

(2)                                  Non-Leveraged ESOP Matching Contributions under Sec. 6.6(c)(2), if any.

(3)                                  Non-Leveraged ESOP Profit Sharing Contributions under Sec. 6.1(c), if any.

Said amounts shall be allocated as provided in the remainder of this section.

(b)                                 If dividends paid on Company Stock held in Participants’ ESOP Accounts are used to make payments on an Exempt Loan, there shall be allocated to each such Account an amount of Company Stock having a Fair Market Value as of the earliest Valuation Date coincident with or next following the dividend record date equal to the amount of dividends so used.  Said allocation shall be made as of said Valuation Date.

(c)                                  Any remaining shares of Company Stock available for allocation under this section shall be allocated as follows:

(1)                                  Any remaining shares of Company Stock available for allocation under subsection (a)(1) shall first be allocated as Leveraged ESOP Matching Allocations under Sec. 6.6(c)(1).  Any amounts remaining under subsection (a)(1) after all Leveraged ESOP Matching Allocations have been made for the Plan Year shall be allocated as Leveraged ESOP Profit Sharing Contributions under Sec. 6.1(b).

(2)                                  Any shares of Company Stock available for allocation under subsection (a)(2) shall be allocated as Non-Leveraged ESOP Matching Allocations under Sec. 6.6(c)(2).

(3)                                  Any shares of Company Stock available for allocation under subsection (a)(3) shall be allocated as Non-Leveraged ESOP Profit Sharing Allocations under Sec 6.1(c).

(4)                                  All shares of Company Stock so allocated shall be credited to the Participant’s ESOP Account.  Such allocations are referred to collectively herein as “ESOP Allocations.”

Sec. 6.6  Matching Contributions. For each month commencing on or after January 1, 2001, each Participating Employer will make a Matching Contribution equal to 75% of the 401(k) Contributions made by each eligible Participant in its employ which were deducted from the Participant’s compensation on payroll dates occurring during that month, disregarding for this purpose any 401(k) Contributions made on any payroll date in excess of 4% of the Participant’s Certified Earnings from the Participating Employer on such payroll date. A Participant will be eligible to receive Matching Contributions only while the Participant meets the requirements of Sec. 4.5(b).  Matching Contributions shall be paid to the Trustee by the Participating Employer as soon as administratively feasible following close of the month for which such Matching Contributions are made.

(a)                                  No Matching Contribution will be made with respect to any amount by which the Participant’s 401(k) Contributions must be reduced pursuant to Sec. 7.1, Sec. 7.2 or Sec. 7.3.  Any such Matching Contributions which are made by a Participating Employer before the amount of the reduction is determined shall be forfeited and shall be applied as a credit against future Matching Contributions by the same employer.

(b)                                 For the months of January through June of 2001, the Matching Contribution shall be made in cash, shall be allocated to the Participant’s Deferred Investment Account, and shall be invested as provided in Sec. 10.4.

(c)                                  Commencing July 1, 2001, Matching Contributions shall be made as follows:

(1)                                  The Matching Contribution will be in the form of Company Stock to the extent shares of Company Stock are available for allocation for the Plan Year pursuant to Sec. 6.5.  The number of shares so allocated for a month will be determined by dividing (i) the Matching Contributions for the month by (ii) the Fair Market Value of a share of Company Stock as of the last business day of the month to which those contributions relate.  Allocations under this paragraph are referred to as “Leveraged ESOP Matching Allocations” and shall be credited to the Participant’s ESOP Account.

(2)                                  If the total Matching Contributions for a particular month and all previous months in the Plan Year exceed the total amount of Company Stock available for the Plan Year pursuant to Sec. 6.5 for allocation as Leveraged ESOP Matching Allocations, the Participating Employers shall make the contribution (or the balance of the contribution) for the month either in the form of cash or in Company Stock having an equivalent Fair Market Value as of the last business day of the month.  Any such contributions made in cash shall be invested in Company Stock promptly after the date contributed except to the extent the Trustee, in its discretion, otherwise invests such contributions in order to facilitate benefit distributions.  Allocations under this paragraph are referred to as “Non-Leveraged ESOP Matching Allocations” and shall be credited to the Participant’s ESOP Account.

ARTICLE VII

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS.

Sec. 7.1  Limitation on Allocations.  Notwithstanding any provisions of the Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code section 415.  For purposes of the preceding sentence:

(a)                                  The Annual Additions with respect to a Participant for any Plan Year shall not exceed the lesser of:

(1)                                  $35,000 for the Plan Year ending in 2001, and $40,000 for Plan Years commencing in 2002 or later, adjusted for each subsequent Plan Year to reflect cost of living increases for that Plan Year provided under Code section 415(d) or published by the Secretary of the Treasury.

(2)                                  25% of the Compensation of such Participant for Plan Years commencing prior to 2002, and 100% of the Compensation of such Participant for Plan Years commencing in 2002 or later.  This paragraph (2) shall not apply to any contribution for medical benefits after separation from service within the meaning of Code sections 401(h) or 419(f)(2) which is otherwise treated as an Annual Addition.

(b)                                 If for any Plan Year the limitations described in subsection (a) would be exceeded with respect to any Participant, the Participant’s Annual Additions shall be adjusted in the following sequence, but only to the extent necessary to reduce such Annual Additions to the level permitted in subsection (a):

(1)                                  The Participant’s 401(k) Contributions shall be reduced and his Participating Employer shall pay an equivalent amount to him in cash.  Any amount refunded under this paragraph shall be disregarded for purposes of applying the limits under Sec. 7.2, Sec. 7.3 and Sec. 7.5.  Matching Contributions shall be reduced as provided in Sec. 6.6(a) to reflect any such reductions in 401(k) Contributions.

(2)                                  The Profit Sharing Contributions allocated to the Participant under Sec. 6.1 shall be reduced, beginning first with any cash Profit Sharing Contributions allocated under Sec. 6.1(d), and then with any Non-Leveraged ESOP Profit Sharing Contributions under Sec. 6.1(c)..

(3)                                  If, after the adjustments in paragraph (1), there is an excess amount with respect to a Participant for a Plan Year, such excess amount shall be held unallocated in a suspense account.  The suspense account will be applied to reduce future employer contributions for all Participants in the next year, and in each succeeding year, if necessary.  The suspense account will participate in the allocation of the investment gains and losses of the Fund (and the value of such account will be considered in valuing other Accounts under the Plan).

(c)                                  “Annual Additions” means the sum of the amounts allocated to a Participant for a Plan Year under this Plan and all other defined contribution plans maintained by his Participating Employer or an Affiliate in which he participates; provided, however, that interest on Exempt Loans shall not be Annual Additions for the year if no more than one-third of the amounts allocated to ESOP Accounts under Article VI for that year are allocated to the ESOP Accounts of Highly Compensated Employees.  Excess contributions distributable under Sec. 7.3 or Sec. 7.4 are included as Annual Additions, but Excess Deferrals which are distributed under Sec. 7.2 are not included as Annual Additions.  Annual Additions also include amounts attributable to medical benefits as described in Code sections 415(1)(2) and 419A(d)(2).  An Annual Addition with respect to a Participant’s Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant’s Accounts under the terms of the Plan as of any date within such year.  Annual Additions do not include any rollover contributions as defined in Code sections 402(c), 403(a)(4), 403(b)(8) or 457(e)(16), or in any other provision of the Code which may allow rollover contributions to be made to this Plan from time to time.  For Plan Years commencing in 2002 or later, any catch-up contributions under Code section 414(v) shall be disregarded in determining Annual Additions.

(d)                                 For purposes of this section, “Compensation” means an employee’s earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Participating Employers and Affiliates to the extent that the amounts are includible in gross income (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treasury Regulation § 1.62-2(c)), subject to the following:

(1)                                  Compensation includes the 401(k) Contributions to this Plan and any other elective deferrals which are not includible in the gross income of the employee under Code sections 125, 132(f)(4), 401(k), 402(h)(1)(B), 403(b) or 457.  Compensation excludes any other employer contributions to a plan of deferred compensation which are not includible in the employee’s gross income for the taxable year in which contributed, any distributions from a plan of deferred compensation, and any other amounts which receive special tax benefits.  However, any amounts received by an employee pursuant to an unfunded non-qualified plan of deferred compensation may be considered as Compensation in the year such amounts are includible in the employee’s gross income.

(2)                                  Compensation excludes amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) either becomes transferable or is no longer subject to a substantial risk of forfeiture.

Sec. 7.2  Limit on 401(k) Contributions.  401(k) Contributions by a Participant for any calendar year may not exceed $10,500 for 2001, and may not exceed $11,000 for 2002 or later (adjusted for any increases provided for any calendar year after 2002 in accordance with the Code or regulations issued by the Secretary of the Treasury) and shall cease at the point that limit is reached during the year.  Notwithstanding any other provisions of the Plan, Excess Deferrals for a calendar year and income or losses allocable thereto shall be distributed no later than the following April 15 to Participants who claim such Excess Deferrals, subject to the following:

(a)                                  For purposes of this section, “Excess Deferrals” means the amount of 401(k) Contributions for a calendar year that the Participant claims pursuant to the procedure set forth in subsection (b) because the total amount deferred for the year exceeds the limit in the first paragraph of this section or such other limit imposed on the Participant for that year under Code section 402(g).

(b)                                 The Participant’s written claim, specifying the amount of the Participant’s Excess Deferral for any calendar year, shall be submitted to the Company no later than the March 1 following such year.  The claim shall include the Participant’s written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements, exceed the limit imposed on the Participant by Code section 402(g) for the year in which the deferral occurred.  A Participant shall be deemed to have submitted such a claim to the extent the Participant has Excess Deferrals for the calendar year taking into account only contributions under this Plan and any other plan maintained by a Participating Employer or an Affiliate.

(c)                                  Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted to include income or losses allocable thereto using the same method specified for excess 401(k) Contributions under Sec. 7.3(e).

(d)                                 The amount of Excess Deferrals and income allocable thereto which would otherwise be distributed pursuant to this section shall be reduced, in accordance with regulations, by the amount of Excess 401(k) Contributions and income allocable thereto previously distributed to the Participant pursuant to Sec. 7.3, and by the amount of any deferrals properly distributed as excess annual additions under Sec. 7.1.

(e)                                  Any reduction of 401(k) Contributions for a Participant shall be accompanied by a corresponding reduction of Matching Contributions.  If by operation of this section a Participant’s 401(k) Contributions are limited to an amount less than the amount he elected, the amount by which the 401(k) Contributions were reduced shall be paid to him by his Participating Employer in cash, but there will be no cash payment of the Matching Contributions the Participant lost as a result of the reduction.

Sec. 7.3  Adjustment of Employer Contributions If Required by Code Section 401(k).  If necessary to satisfy the requirements of Code section 401(k), 401(k) Contributions shall be adjusted for Plan Years commencing on or after January 1, 1997 in accordance with the following:

(a)                                  Each Plan Year the Company shall calculate the deferral percentage for each Participant.  Each Participant’s “deferral percentage” is calculated by dividing the amount in paragraph (1) by the amount in paragraph (2):

(1)                                  The Participant’s 401(k) Contributions for said Plan Year, plus all or part of any cash Profit Sharing Contributions allocated to his Account pursuant to Sec. 6.1(d) for said Plan Year, as determined by the Company.  Inclusion of such Profit Sharing Contributions may occur only if such inclusion is on a uniform and nondiscriminatory basis and the provisions of Treasury Regulation § 1.401(k)-1(b) are satisfied.

(2)                                  The Participant’s Compensation for said Plan Year.  For purposes of this section, a Participant’s “Compensation” for the Plan Year means compensation determined according to a definition selected by the Committee for that year which satisfies the requirements of Code section 414(s).  The same definition of Compensation shall be used for all Participants for a particular Plan Year, but different definitions may be used for different Plan Years.  The Committee shall also determine whether Compensation includes or does not include the 401(k) Contributions to this Plan and any contributions made pursuant to a salary reduction agreement by or on behalf of the Participant to any other plan which meets the requirements of Code sections 125,  132(f)(4), 401(k) or 402(h)(1)(B), and whether or not it includes amounts paid prior to the date an individual became a Participant.  Compensation shall be subject to the limit provided under Sec. 2.7(d).

(b)                                 Each Plan Year the Company shall calculate the average deferral percentage for Active Participants who are Highly Compensated Employees and the average deferral percentage for Active Participants who are not Highly Compensated Employees.  In each case the average is the average of the percentages calculated under subsection (a) for the employees in the particular group.  The deferral percentage for each Participant and the average deferral percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent.  The average deferral percentage for Active Participants who are not Highly Compensated Employees that is used in applying this section for a particular Plan Year shall be the percentage determined for the preceding Plan Year.

(c)                                  If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

(1)                                  The average deferral percentage for Active Participants who are Highly Compensated Employees is not more than 1.25 times the average deferral percentage for Active Participants who are not Highly Compensated Employees.

(2)                                  The excess of the average deferral percentage for Active Participants who are Highly Compensated Employees over the average deferral percentage for Active Participants who are not Highly Compensated Employees is not more than two percentage points, and the average deferral percentage for Active Participants who are Highly Compensated Employees is not more than two times the average deferral percentage for Active Participants who are not Highly Compensated Employees.

(d)                                 If neither of the requirements of subsection (c) is satisfied, then the 401(k) Contributions with respect to Highly Compensated Employees shall be reduced, beginning with the contributions representing the greatest dollar amount per Participant, to the extent necessary to make the aggregate dollar amount of such reductions equal to the amount by which the 401(k) Contributions (prior to such reduction) had exceeded the requirements of subsection (c)(1) or (c)(2), whichever is less.  Such reduction shall be made in accordance with the methodology prescribed at the time of the reduction by the Internal Revenue Service under Notice 97-2 or other applicable Notices or Treasury Regulations.

(e)                                  If 401(k) Contributions with respect to a Highly Compensated Employee are reduced pursuant to subsection (d), the excess 401(k) Contributions shall be distributed, subject to the following:

(1)                                  For purposes of this subsection, “excess 401(k) Contributions” shall mean the amount by which 401(k) Contributions for Highly Compensated Employees have been reduced under subsection (d).

(2)                                  Excess 401(k) Contributions (adjusted for income or losses allocable thereto for the Plan Year for which the contribution was made as specified in paragraph (3), if any) shall be distributed to Participants on whose behalf such excess contributions were made for the Plan Year no later than the last day of the following Plan Year.  Furthermore, the Company shall attempt to distribute such amount by March 15 of the following Plan Year to avoid the imposition on the Participating Employers of an excise tax under Code section 4979.

(3)                                  Income or losses allocable to excess 401(k) Contributions for the Plan Year shall be determined by multiplying the amount of income or loss for the Plan Year which is allocable to the Participant’s 401(k) Account (and to other amounts credited to the Participant that the Company elects to include under subsection (a)(1)) by a fraction.  The numerator of the fraction is the Participant’s excess 401(k) Contributions for the Plan Year.  The denominator of the fraction is the total balance in the Participant’s 401(k) Account (plus any other amounts the Company has elected to include under subsection (a)(1)) on the first day of the Plan Year, plus 401(k) Contributions for the Plan Year and any other amounts the Company has elected to include under subsection (a)(1) for the Plan Year.

(4)                                  The amount of excess 401(k) Contributions and income or losses allocable thereto which would otherwise be distributed pursuant to this subsection shall be reduced, in accordance with regulations, by the amount of Excess Deferrals and income or losses allocable thereto previously distributed to the Participant pursuant to Sec. 7.2 for the Plan Year.

(f)                                    At any time during the Plan Year, the Company may make an estimate of the amount of 401(k) Contributions that will be permitted under this section for the year and may reduce the maximum percent specified in Sec. 5.1(a) to the extent the Company determines in its sole discretion to be advisable to satisfy at least one of the requirements in subsection (c).

(g)                                 The deferral percentage for any Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to participate in two or more plans with cash or deferred arrangements described in Code section 401(k) to which any Participating Employer or Affiliate contributes, shall be determined as if all employer contributions were made under a single arrangement unless mandatorily disaggregated pursuant to regulations under Code section 401(k).  This subsection shall be applied by treating all cash or deferred arrangements with Plan Years ending within the same calendar year as a single arrangement.

(h)                                 Any reduction of 401(k) Contributions for a Participant shall be accompanied by a corresponding reduction of Matching Contributions.  If by operation of this section a Participant’s 401(k) Contributions are limited to an amount less than the amount he elected, the amount by which the 401(k) Contributions were reduced shall be paid to him by the Plan or by his Participating Employer in cash, but there will be no such payment of the Matching Contributions the Participant lost as a result of the reduction.

(i)                                     If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or Code section 410(b), the cash or deferred arrangements shall be treated as one for the purposes of applying the provisions of this section unless mandatorily disaggregated pursuant to regulations under Code section 401(k).

(j)                                     If the entire Account balance of a Highly Compensated Employee has been distributed during the Plan Year in which an excess arose, the distribution shall be deemed to have been a corrective distribution of the excess and income attributable thereto to the extent that a corrective distribution would otherwise have been required under subsection (e) of this section, Sec. 7.2 or Sec. 7.4.

(k)                                  A corrective distribution of excess amounts under this section, Sec. 7.2 or Sec. 7.4 may be made without regard to any notice or Participant or spousal consent required under Article XII or XIV.

(l)                                     In the event of a complete termination of the Plan during the Plan Year in which an excess arose, any corrective distribution under this section or Sec. 7.4 shall be made as soon as administratively feasible after the termination, but in no event later than 12 months after the date of termination.

(m)                               The Committee may apply this section by disregarding all Participants who have not satisfied the requirements of Sec. 4.2(b) during the Plan Year and who are not Highly Compensated Employees with respect to the Plan Year to the extent permitted by Code section 401(k)(3)(F) and regulations thereunder.

Sec. 7.4  Adjustment of Contributions Required by Code Section 401(m).  After the provisions of Sec. 7.2 and Sec. 7.3 have been satisfied, the requirements set forth in this section must also be met.  If necessary to satisfy the requirements of Code Section 401(m), contributions shall be adjusted in accordance with the following:

(a)                                  Each Plan Year, the “contribution percentage” will be calculated for each Participant.  Each Participant’s contribution percentage is calculated by dividing the amount in paragraph (1) by the amount in paragraph (2):

(1)                                  The Matching Contributions allocated to him under Sec. 6.6. If the Company so elects, there shall also be included in the amount under this paragraph (except in the case of the test applicable to Matching Contributions for January through June of 2001), the Leveraged and Non-Leveraged ESOP Profit Sharing Contributions allocated to his Account for said Plan Year pursuant to Sec. 6.1(b) and (c); provided, however, that such amounts may be included only if such inclusion is on a uniform and nondiscriminatory basis and the provisions of Treasury Regulation §1.401(m)-1(b) are satisfied.

(2)                                  The Participant’s Compensation for said Plan Year.  For purposes of this section, “Compensation” has the same meaning as provided in Sec. 7.3(a)(2).

(b)                                 Each Plan Year, the Company shall calculate the average contribution percentage for Active Participants who are Highly Compensated Employees and the average contribution percentage for Active Participants who are not Highly Compensated Employees.  In each case, the average is the average of the percentages calculated under subsection (a) for the employees in the particular group.  The contribution percentage for each Participant and the average contribution percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent.  The average contribution percentage for Active Participants who are not Highly Compensated Employees that is used in applying this section for a particular Plan Year shall be the percentage determined for the preceding Plan Year.

(c)                                  If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

(1)                                  The average contribution percentage for Active Participants who are Highly Compensated Employees is not more than 1.25 times the average contribution percentage for Active Participants who are not Highly Compensated Employees.

(2)                                  The excess of the average contribution percentage for Active Participants who are Highly Compensated Employees over the average contribution percentage for Active Participants who are not Highly Compensated Employees is not more than two percentage points, and the average contribution percentage for Active Participants who are Highly Compensated Employees is not more than 2 times the average contribution percentage for Active Participants who are not Highly Compensated Employees.

(d)                                 If neither of the requirements of subsection (c) is satisfied, then the Matching Contributions with respect to Highly Compensated Employees shall be reduced, beginning with the contributions representing the greatest dollar amount per Participant, to the extent necessary to make the aggregate dollar amount of such reductions equal to the amount by which the Matching Contributions (prior to such reduction) had exceeded the requirements of subsection (c)(1) or (c)(2), whichever is less.  Such reduction shall be made in accordance with the methodology prescribed at the time of the reduction by the Internal Revenue Service under Notice 97-2 or other applicable Notices or Treasury Regulations.

(e)                                  The aggregate amount of Matching Contributions shall be reduced to reflect the reductions referred to in subsection (d).  The reduction amounts shall not be paid to Participants.  Amounts which due to this section may not be allocated as Matching Contributions shall be applied as a credit against future contributions of Participating Employers.  Similar treatment shall apply if Matching Contributions are reduced pursuant to Sec. 7.2 or Sec. 7.3.

(f)                                    If a Highly Compensated Employee participates in more than one plan of a Participating Employer to which employer matching contributions, employee contributions or elective deferral contributions are made, all such contributions must be aggregated for purposes of applying the provisions of this section, unless mandatorily disaggregated pursuant to regulations under Code section 401(m).

(g)                                 If two or more plans maintained by the Participating Employers or Affiliates are treated as one plan for purposes of satisfying the eligibility requirements of Code section 410(b), those plans must be treated as one plan for purposes of applying the provisions of this section unless mandatorily disaggregated pursuant to regulations under Code section 401(m).

(h)                                 The Committee may apply this section by disregarding all Participants who have not satisfied the requirements of Sec. 4.2(b) during the Plan Year and who are not Highly Compensated Employees with respect to the Plan Year to the extent permitted by Code section 401(k)(3)(F) and regulations thereunder.

(i)                                     For the Plan Year commencing January 1, 2001, this section and Sec. 7.5 shall be applied separately to the Matching Contributions for January through June of 2001 which are allocated to Deferred Investment Accounts and to the Matching Contributions for July through December of 2001 which are allocated to ESOP Accounts.

Sec. 7.5  Multiple Use of the Alternative Limitations.  This section does not apply to Plan Years commencing on or after January 1, 2002.  Prior to that date, if neither Sec. 7.3(c)(1) nor Sec. 7.4(c)(1) is satisfied, the following additional requirements must also be satisfied:

(a)                                  The sum of the following two amounts must not exceed the greater of the limit determined under subsection (b) or the limit determined under subsection (c):

(1)                                  The average deferral percentage for Highly Compensated Employees (determined under Sec. 7.3(b) following any adjustments required by Sec. 7.3).

(2)                                  The average contribution percentage for Highly Compensated Employees (determined under Sec. 7.4(b) following any adjustments required by Sec. 7.4).

(b)                                 The applicable limit under this subsection is the sum of the following amounts:

(1)                                  1.25 multiplied by the greater of:

(A)                              The average deferral percentage for Participants who are not Highly Compensated Employees (determined under Sec. 7.3(b) following any adjustments required by Sec. 7.3), or

(B)                                The average contribution percentage for Participants who are not Highly Compensated Employees (determined under Sec. 7.4(b) following any adjustments required by Sec. 7.4).

(2)                                  Two percentage points plus the lesser of:

(A)                              The average deferral percentage for Participants who are not Highly Compensated Employees, or

(B)                                The average contribution percentage for Participants who are not Highly Compensated Employees.

Notwithstanding the foregoing, the amount under this subparagraph (2) cannot exceed the lesser of (A) or (B) above, multiplied by two, or such other limit as may be prescribed by Treasury Regulations.

(c)                                  The limit under this subsection (c) is the amount that would be determined under subsection (b) by:

(1)                                  Substituting “lesser” for “greater” in paragraph (1) of subsection (b), and

(2)                                  Substituting “greater” for “lesser” each place that word appears in paragraph (2) of subsection (b).

(d)                                 If the amount determined under subsection (a) exceeds the greater of the limits determined under subsections (b) and (c), an additional amount must be treated as excess 401(k) Contributions and distributed under Sec. 7.3.  Matching Contributions with respect thereto shall be reduced as provided in Sec. 7.3(h).  Appropriate adjustments under this subsection must be made pursuant to Treasury regulations until the sum of the average deferral percentage and average contribution percentage for Highly Compensated Employees is equal to the greater of the limits determined under subsections (b) and (c).

(e)                                  For Plan Years commencing after 1996 and prior to 2002, this section shall be applied in accordance with the provisions of IRS Notice 97-2 or other applicable Notices or Treasury Regulations.

ARTICLE VIII

EMPLOYEE CONTRIBUTIONS

Sec. 8.1  Employee Contributions Not Permitted After December 31, 1986.  Prior to January 1, 1987, employees were permitted to make voluntary, after–tax contributions to the Plan.  Effective January 1, 1987, such contributions were no longer permitted.  Amounts contributed prior to January 1, 1987 will continue to be held by the Plan until distributed in accordance with Articles XIII and XIV.

Sec. 8.2  Rollover Contributions.  With the consent of the Committee, which shall be granted in its sole discretion and only if it is reasonably certain that the amount to be transferred constitutes a Rollover Contribution as defined in subsection (a), a Qualified Employee may transfer to the Fund an amount that constitutes a Rollover Contribution.  Notwithstanding any provisions of the Plan to the contrary, the following shall apply with respect to a Rollover Contribution:

(a)                                  For purposes of this section, “Rollover Contribution” means a contribution of an amount which may be rolled over to this Plan pursuant to Code section 401(a)(31), 402(c), 403(a)(4), 408(d)(3), pursuant to Code section 403(b)(8) or 457(e)(16) commencing January 1, 2002, or pursuant to any other provision of the Code which may permit rollovers to this Plan from time to time.  However, no Rollover Contribution will be permitted to this Plan to the extent it consists of amounts attributable to after-tax contributions, regardless of the provisions of Code section 402(c)(2).

(b)                                 A Rollover Contribution by a Participant shall be credited to his Rollover Account, which is a subaccount of the Participant’s Investment Account, as provided in Sec. 2.21(c).

(c)                                  If a Rollover Contribution is made by a Qualified Employee who has not yet met the length of service requirements to become a Participant, the employee shall be treated the same as a Participant hereunder from the time of the transfer (but shall not actually be a Participant until satisfying the requirements of Article IV, and shall not be eligible for an allocation of employer contributions hereunder until he satisfies all requirements of the Plan read as though this section were not a part thereof).

ARTICLE IX

PARTICIPANTS’ ACCOUNTS

Sec. 9.1  Retirement Account.  A Participant’s Retirement Account shall be invested as provided in Sec. 10.2.

Sec. 9.2  Investment Account.  A Participant’s Investment Account shall be invested as provided in Sec. 10.4.  A Participant’s Investment Account shall be comprised of one or more of the following subaccounts:

(a)                                  The Participant’s Deferred Investment Account, which may not be distributed to him until after the earlier of (i) his Termination of Employment or (ii) his attainment of age 59½.

(b)                                 The Participant’s Withdrawable Investment Account, which may be withdrawn by the Participant prior to Termination of Employment to the extent provided in Sec. 13.4.

(c)                                  The Participant’s Rollover Account, which may be withdrawn by the Participant prior to Termination of Employment to the extent provided in Sec. 13.4.

Sec. 9.3  401(k) Account.  A Participant’s 401(k) Account shall be invested as provided in Sec. 10.4.

Sec. 9.4  ESOP Account.  A Participant’s ESOP Account shall be invested as provided in Sec. 10.5.  Shares of Company Stock formerly held in a Participant’s Investment Account which were attributable to tax credit contributions were transferred to his ESOP Account during 1990.

Sec. 9.5  Accounts from Tennant Trend Plan.  One or more Accounts have been established by the Company for each individual who was a participant in the Tennant Trend 401(k) Savings Plan to hold assets transferred from that plan.  Each such Account shall be treated the same as a 401(k) Account except as otherwise required by applicable law or regulation.

ARTICLE X

INVESTMENT OF ACCOUNTS

Sec. 10.1  Description of Funds.  There shall be the following Funds for investment of Participant Accounts:

(a)                                  Company Stock Fund.  The Company Stock Fund shall consist of shares or units of Company Stock held as investments for Accounts other than ESOP Accounts.

(b)                                 ESOP Fund.  The ESOP Fund shall consist of shares or units of Company Stock acquired by the Plan pursuant to Article VI and allocated to ESOP Accounts.

(c)                                  Other Funds.  Any Fund established at the direction of the Committee.  The Committee shall determine the types of investments to be held in each such Fund and the Investment Manager, Trustee, or insurance company responsible for selecting investments.  On January 1, 2001, the other Funds consisted of certain mutual funds managed by various investment managers.

(d)                                 The Committee may add new Funds or may eliminate, divide or merge existing Funds at any time.  All transfers of investments among Funds shall be subject to such rules and regulations as the Committee may establish from time to time.  Notwithstanding any provision of the Plan to the contrary:

(1)                                  In the event of the creation of a new Fund or the elimination, division or merger of a Fund or Funds, the Committee may provide rules for the transition.  The Committee also may establish rules which it determines are appropriate to avoid the need to liquidate assets held in a particular Fund (or to provide for an orderly liquidation), to provide for the equitable valuation of Funds and Accounts, or to facilitate administration of the Plan.  Those rules may include (but are not limited to) restrictions on transfers, withdrawals or distributions (or on the timing or frequency of such transactions), proration of the amount that can be transferred, withdrawn or distributed, modifications or cancellation of investment directions filed by Participants, restrictions of the investment of new amounts in existing Funds, designation of a later Valuation Date (including a special Valuation Date established pursuant to Sec. 2.38(b)) as the date as of which a transfer, withdrawal or distribution is effective, or postponement of the effective date of loans, withdrawals under Sec. 13.4, or distributions (subject to the requirements of Sec. 14.1(c) through (f)).

(2)                                  The Committee may establish rules which limit or preclude the transfer of amounts into a particular Fund, rules which limit the percent of a Participant’s Accounts that may be invested in a particular Fund, or rules which limit the number of Funds in which a Participant’s Accounts may be invested at any time.

(e)                                  The Trustee or Investment Manager may, in its discretion, maintain in cash, without obligation to credit interest thereon, such part of the assets of each investment Fund as it considers necessary or desirable for the proper administration of such Fund.  Any such uninvested funds may be deposited with the Trustee (if a bank) or with any other bank, or may be invested in short term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof, or any other investment of a short term nature, including corporate obligations or participations therein.

(f)                                    Shares of Company Stock to be acquired by the Plan (other than shares released from the Unallocated Reserve) either shall be acquired by the Trustee from the Company or shall be purchased from time to time by the Trustee through brokers or from securities dealers or by private purchase at such prices and in such amounts as the Trustee may determine in its absolute and uncontrolled discretion; provided, however, that no private purchase of such shares shall be made at a total cost greater than the total cost (including expenses of purchase) of purchasing such shares at the then prevailing price of such shares in the open market, such prevailing price to be determined by the Trustee as nearly as practicable; and

                                                provided further that the Company may in its sole discretion direct the Trustee to purchase any such shares from the Company at a price to be designated by the Company not in excess of the Fair Market Value of the shares on the date of purchase.  The Trustee may, in its discretion, limit the daily volume of its purchases or sales to the extent that such action is deemed by it to be in the best interest of Participants or to be required by any applicable law.

Sec. 10.2  Investment of Retirement Accounts.  Retirement Accounts shall be invested as follows:

(a)                                  Each Participant and Beneficiary may elect to have all or any part of his Retirement Account invested in one or more of the Funds established under Sec. 10.1(c).  Such a person may direct that any portion of his Retirement Account previously invested in one of such Funds shall be transferred to another such Fund designated by him.  Transfers among the Funds established under Sec. 10.1(c) shall be effected as soon as reasonably possible following receipt of the Participant’s directions by the Trustee.

(b)                                 Every election by a Participant or Beneficiary authorized by this section shall be submitted to the Committee or its designated agent in such manner as the Committee may provide and shall be made in accordance with such rules and regulations as the Committee may prescribe, except that directions for transfers among the Funds established under Sec. 10.1(c) shall be submitted to the Trustee.

(c)                                  In the event a Participant or Beneficiary does not make an election as to investment of all or a portion of his Retirement Account, that part of said Account with respect to which an election has not been made shall be invested as specified by the Committee.

(d)                                 No portion of any Retirement Account may be invested in the Company Stock Fund, except as provided under the Plan as in effect prior to January 1, 1987.  No portion of any Retirement Account may be invested in the ESOP Fund.

Sec. 10.3  Disposition of Life Insurance Policies.  Prior to January 1, 1982 certain Participants were permitted to direct that a portion of their Retirement Accounts be used to purchase ordinary life insurance.  No additional life insurance policies could be purchased after December 31, 1981, and the face amount of any existing policy could not be increased after said date.  As of January 1, 1987, all such policies held by the Plan were fully paid up, and no additional premiums were payable thereon.  During 1992, each Participant was given the option of either (i) having the policy surrendered for its cash surrender value and having the proceeds invested in one or more of the Funds established under Sec. 10.1(c), or (ii) purchasing the policy from the Trust for its cash surrender value.  After 1992, no such life insurance policies are held in the Trust.

Sec. 10.4  Investment of Investment Accounts and 401(k) Accounts.  A Participant may elect to have his Investment Accounts and 401(k) Account invested as follows:

(a)                                  Withdrawable Investment Accounts.  A Participant’s Withdrawable Investment Account may be invested in any Fund established under Sec. 10.1(c).  Prior to July 1, 2001, no amounts in a Participant’s Withdrawable Investment Account may be transferred to the Company Stock Fund, but amounts held in said Fund on March 31, 1982 may continue to be held there.  Commencing July 1, 2001, a Participant’s Withdrawable Investment Account may also be invested in the Company Stock Fund.

(b)                                 Deferred Investment Accounts and 401(k) Accounts.  A Participant’s 401(k) Account and Deferred Investment Account may be invested as follows:

(1)                                  Prior to July 1, 2001, a Participant’s 401(k) Contributions up to 4% of Certified Earnings may be invested initially in the Company Stock Fund or in any Fund established under Sec. 10.1(c), except as otherwise provided in subsection (c), and a Participant’s 401(k) Contributions in excess of 4% of Certified Earnings and any Matching Contributions allocated to the Participant’s Deferred Investment Account may be invested initially in any Fund established under Sec. 10.1(c).  Commencing July 1, 2001, a Participant’s 401(k) Contributions and any cash Profit

                                                Sharing Contributions allocated to the Participant’s Deferred Investment Account may be invested initially in the Company Stock Fund or in any Fund established under Sec. 10.1(c).

(2)                                  A Participant’s Deferred Investment Account and amounts credited to the Participant’s 401(k) Account prior to 2001 may be invested in any Fund established under Sec 10.1(c); provided, however, that any portion of such Account that was invested in the Company Stock Fund pursuant to the provisions of the Plan in effect on December 31, 2000 with respect to contributions for Plan Years ending on or before that date shall continue to be held in the Company Stock Fund until distributed or transferred to Funds established under Sec. 10.1(c), subject to the provisions of subsection (c).

(3)                                  Except as provided in subsection (c), the portion of a Participant’s Deferred Investment Account and/or 401(k) Account that is invested in the Company Stock Fund may thereafter be transferred to any Fund established under Sec. 10.1(c).  Prior to July 1, 2001, no portion of such Accounts that is invested in any Fund established under Sec. 10.1(c) may be transferred to the Company Stock Fund, but such amounts may be transferred to other Funds established under Sec. 10.1(c).  Commencing July 1, 2001, any portion of such Accounts that is invested in any Fund established under Sec. 10.1(c) may thereafter be transferred to the Company Stock Fund or to other Funds established under Sec. 10.1(c).

(c)                                  Limitations With Regard To Company Stock.  The following limitations apply with regard to Company Stock held by the Trust:

(1)                                  This paragraph ceases to apply effective July 1, 2001.  Prior to July 1, 2001, shares of Company Stock acquired by 401(k) Accounts with respect to contributions for Plan Years prior to 2001, and shares acquired with dividends on such shares, must be held in the Company Stock Fund.  Such amounts may not be transferred to another Fund during the five year period beginning on the first day of the Plan Year for which the shares are purchased or contributed.  After the end of said five year period the Participant may direct transfer of the portion of his Account reflecting such shares to another Fund.  A transfer following the five year period may be made effective as of any January 31, April 30, July 31, or October 31, provided the Participant has filed the request with the Committee at least three business days prior to the effective date, with the proceeds to be actually transferred as soon as possible after the effective date.  However, the restrictions imposed by the third sentence of this paragraph are not applicable to (i) a Participant who has attained age 55, (ii) a Participant whose Termination of Employment has occurred, or (iii) a Beneficiary of a deceased Participant.

(2)                                  Each dividend (other than a stock dividend) paid with respect to Company Stock held in an Account in the Company Stock Fund shall be invested in additional shares of Company Stock.

(3)                                  This paragraph ceases to apply effective July 1, 2001.  Prior to July 1, 2001, a Participant may not direct the acquisition of Company Stock for his Accounts for any pay period beginning during the 12-month period following the date on which the Participant (i) transfers ownership, other than to an inter vivos trust for his own benefit or to himself and his spouse as joint tenants, of any Company Stock that had been acquired by him pursuant to the Tennant Company Employees Stock Purchase Plan or had been acquired for any of his Accounts pursuant to the current provisions of this Plan, or pursuant to any former provision of the Plan whereby Company Stock would be acquired for less than Fair Market Value, and subsequently distributed to him; or (ii) directs that any Company Stock that had been acquired for any of his Accounts pursuant to this Plan be sold with the proceeds to be transferred to another Fund or distributed to him.

(d)                                 Election Procedure.  Except as otherwise provided in subsections (a), (b) and (c), a Participant or a Beneficiary may direct that any portion of his Account previously invested in one of the available Funds shall be transferred to another such Fund designated by him, subject to the following:

(1)                                  Transfers among the Funds established under Sec. 10.1(c) shall be effected as soon as reasonably possible following the receipt of the Participant’s directions by the Trustee.  Transfers between the Company Stock Fund and the Funds established under Sec. 10.1(c) are subject to the restrictions of subsection (c).

(2)                                  Every election by a Participant or Beneficiary authorized by this section shall be submitted to the Committee or its designated agent in such manner as the Committee may provide and shall be made in accordance with such rules and regulations as the Committee may prescribe, except that directions for transfers among the Funds established under Sec. 10.1(c) shall be submitted to the Trustee.  Such elections may be made by a Participant whose Termination of Employment has occurred, as well as by a Participant who is an employee.

(3)                                  An election by a Participant to change how future contributions to his or her Accounts shall be invested may be effective as of any date, provided the election is received by the Trustee prior to such deadline as may be established from time to time by the Trustee or the Committee for the effective date.

(4)                                  In the event a Participant or Beneficiary does not make an election as to all or a part of any Account, the portion of the Account with respect to which an election has not been made shall be invested as specified by the Committee.

Sec. 10.5  Investment of ESOP Accounts.  ESOP Accounts shall be invested in the ESOP Fund.  Amounts allocated to an ESOP Account (including allocations of dividends and other earnings) may not be transferred to another fund except as follows:

(a)                                  Those amounts may be transferred from the ESOP Fund to a fund established under Sec. 10.1(c) at the direction of a Participant as follows:

(1)                                  Prior to July 1, 2001, such a transfer may be made following the close of the five Plan Year period beginning on the first day of the Plan Year following the Plan Year for which those amounts are allocated to the ESOP Account.

(2)                                  Commencing July 1, 2001, such a transfer may be made following July 31 of the Plan Year after the Plan Year for which those amounts are allocated to the ESOP Account.

The portion of the ESOP Account that is transferred may not subsequently be invested in shares of Company Stock.

(b)                                 Those amounts may be transferred at the Participant’s direction from the ESOP Fund to a fund established under Sec. 10.1(c) at any time after he has attained age 55 or had a Termination of Employment.  Such transfers may also be directed by the Beneficiary of a deceased Participant.  The portion of the ESOP Account so transferred by a Participant or Beneficiary may not subsequently be invested in shares of Company Stock.  The Plan will offer a sufficient number and variety of investment options to satisfy the requirements of Code section 401(a)(28)(B).

(c)                                  Prior to July 1, 2001, all transfers from the ESOP Fund pursuant to this section shall be effected as of January 31, April 30, July 31 or October 31, provided that the Participant filed the request with the Committee at least three business days prior to the effective date, with the proceeds to be actually transferred as soon as possible after the effective date.  Commencing July 1, 2001, all transfers from the ESOP Fund pursuant to this section shall be effected by the Trustee as soon as reasonably possible (as determined by the Trustee) after the request is received by the Trustee.

(d)                                 Every election by a Participant or Beneficiary authorized by this section shall be submitted to the Committee or its designated agent in such manner as the Committee may provide and shall be made in accordance with such rules and regulations as the Committee may prescribe.  Such elections may be made by a Participant whose Termination of Employment has occurred, as well as by a Participant who is an employee.

Sec. 10.6  Restrictions Imposed by Certain Funds.  If the Participant has elected to invest part or all of the Participant’s Accounts in a Fund established under Sec. 10.1(c) which includes a restriction or limitation on the amount that can be transferred, withdrawn or distributed from the Fund, or on the time or frequency of such transfers, withdrawals or distributions, the provisions of this Article X, Sec. 13.4, Article XIV and Article XV shall be modified to the extent necessary to comply with such restriction or limitation.  However, no such restriction or limitation may postpone a distribution beyond the date the distribution is required under subsections (c) through (f) of Sec. 14.1.

Sec. 10.7  Orderly Disposition of Company Stock.  If the Trustee, after consulting with the Company, determines that an immediate attempt to sell all shares of Company Stock which Participants and Beneficiaries have directed to sell as of a particular date under the provisions of the Plan might have a significant adverse effect on the price at which those shares could be sold, the Trustee may make arrangements for the orderly disposition of the shares over a period of time, and at varying prices, to be determined by the Trustee after consulting with the Company.

(a)                                  Notwithstanding any provision of the Plan to the contrary, except as provided in subsection (b), the proceeds from sales of Company Stock during a period of orderly disposition under this section shall not be transferred to and invested in any other Fund until the end of that period of orderly disposition.  During this period, the Trustee may invest the proceeds from sales of Company Stock in a liquid investment authorized by the Trustee for this purpose, in which case the amount ultimately transferred to the other funds at the end of the period shall be adjusted on a reasonable basis to reflect the earnings during the period.

(b)                                 Notwithstanding subsection (a), the Trustee, after consulting with the Company, may determine to make one or more partial transfers to other Funds during a period of orderly disposition under this section of proceeds from Company Stock that has been sold prior to the transfer.  In that event, the proceeds shall first be allocated to those Participants and Beneficiaries who have directed sales from their ESOP Accounts to the extent that those sales are required to satisfy the diversification requirements of Code section 401(a)(28)(B).  Any remaining proceeds shall be allocated pro rata among all Participants and Beneficiaries who have directed sales of Company Stock as of a date prior to the date of the transfer (disregarding any Company Stock covered by the allocations in the previous sentence or by a prior transfer under this subsection).

(c)                                  In making dispositions of Company Stock pursuant to the provisions of the Plan, the Trustee may net the purchase and sell activity against the Trustee’s obligations to acquire shares of Company Stock for the Plan.

ARTICLE XI

VALUATION OF ACCOUNTS

Sec. 11.1  Valuation of Funds.  As of each Valuation Date there shall be determined, in accordance with a method consistently followed and uniformly applied, the then fair market value of each Fund established under Sec. 10.1(c) and the number of shares or units held in the Company Stock Fund and ESOP Fund.  During any period that all or a part of any Fund is held under a contract, of a type sometimes referred to as a “guaranteed income contract”, issued by an insurance company and invested by it and under which the insurance company pays a guaranteed minimum rate of return, and provided no event has occurred that would result in a payment by the insurance company under the contract at a discount from book value of the contract, the fair market value of the contract shall be deemed to be its book value.

Sec. 11.2  Valuation of Accounts in Fund Established Under Sec. 10.1(c).  There shall be determined as of each Valuation Date the value of each Account in each Fund established under Sec. 10.1(c).  The value of each such Account shall be adjusted to reflect the effect of income, realized and unrealized profits and losses, withdrawals, interfund transfers, and all other transactions since the next preceding Valuation Date, as follows:

(a)                                  From the value of the Account determined as of the next preceding Valuation Date, there shall be deducted the amount of all distributions made from the Account after such preceding Valuation Date.

(b)                                 From the fair market value of the applicable Fund determined as of the Valuation Date there shall be deducted the amount of any contributions therein already made by a Participating Employer for the current or a preceding Plan Year that have not previously been allocated to the appropriate Accounts.

(c)                                  The value of each such Account as determined in (a) shall be adjusted so that the total value of all such Accounts in the applicable Fund equals the fair market value of the applicable Fund as determined and adjusted in (b).  Said adjustment shall be pro rata.

(d)                                 There shall be allocated to the Participant’s Account in the appropriate Fund any dividends (other than stock dividends) paid with respect to Company Stock in that Account.

(e)                                  There shall be allocated to the adjusted value of each Account in the appropriate Fund any contributions made during the period subsequent to the preceding Valuation Date and ending on the current Valuation Date.

(f)                                    All transfers between the Funds pursuant to Article X shall then be made and the Accounts adjusted or established accordingly.

(g)                                 Notwithstanding anything herein to the contrary, if the Plan receives a recovery on an investment (including, but not limited to, a recovery from the Federal Deposit Insurance Corporation, a state insurance guaranty association or the Securities Industry Protection Corporation, or a recovery under federal or state securities laws) which recovery is earmarked by the paying entity as attributable to a specific Participant or Beneficiary, the amount recovered shall be allocated only to the Account(s) of such Participant or Beneficiary, and the Accounts of other Participants and Beneficiaries shall not share in the recovery.  The Company shall make appropriate adjustments in allocations of investment earnings and losses and Account values to reflect the provisions of this subsection.

All calculations and determinations required to be made under this section shall be made by the Committee, whose determinations shall be final and binding on all persons.

Sec. 11.3  Valuation of Accounts in Company Stock Fund and ESOP Fund.  Each Account in the Company Stock Fund and ESOP Fund shall reflect all transactions for that Account including, without limitation, contributions in cash or kind, purchase and sale of shares of Company Stock, withdrawals, distributions, and inter-

fund transfers.  For each Participant’s Account, the Committee shall maintain a record of the aggregate cost of all shares or units of Company Stock held in the Account.

For purposes of adjusting the number of shares or units of Company Stock held in such Accounts, all such shares or units acquired by the Trustee for the Company Stock Fund or ESOP Fund during a valuation period shall be deemed acquired on the Valuation Date at the end of the valuation period.  Such shares or units, including fractional shares or units to three decimal places, shall be credited to the Accounts as of said Valuation Date.  As of each Valuation Date the total number of shares or units of Company Stock in each Account shall be calculated according to the record of all previous transactions in the Account.

Sec. 11.4  Special Valuation Procedure for Funds Investing in Mutual Funds.  The Committee may in its sole discretion establish a special valuation procedure for valuing any Account invested in Fund or Funds consisting of mutual fund shares.  Valuations of such Accounts and Funds may be done at different times or intervals than the other Funds, provided, however, that valuation must be done at least annually.

Sec. 11.5  Certificates.  The Committee may cause to be issued from time to time notices or certificates advising Participants of the status of their interests in the Trust, but shall not be required to do so and the issuance of such notices or certificates shall not in any way alter or affect the rights of Participants hereunder.

ARTICLE XII

DESIGNATION OF BENEFICIARY

Sec. 12.1  Persons Eligible to Designate.  Any participant may designate a Beneficiary to receive any amount payable from the Fund as a result of the Participant’s death.  The Beneficiary may be one or more persons, natural or otherwise.  By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator.  A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

Sec. 12.2  Special Requirements for Married Participants.  Notwithstanding the provisions of Sec. 12.1, if a Participant is married at the time of his death, his Beneficiary shall be his spouse unless the spouse has consented in writing to the designation of a different Beneficiary, the spouse’s consent acknowledges the effect of such designation, and the spouse’s consent is witnessed by a representative of the Plan or a notary public.  Such consent shall be deemed to have been obtained if it is established to the satisfaction of the Company that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations.  Any consent by a spouse shall be irrevocable.  Any designation of a Beneficiary or form of benefits which has received spousal consent may be changed (other than by being revoked) without spousal consent only if the consent by the spouse expressly permits subsequent designations by the Participant without any requirement of further consent by the spouse.  Any such consent shall be valid only with respect to the spouse who signed the consent, or in the case of a deemed consent, the designated spouse.

 Sec. 12.3  Form and Method of Designation.  Any designation or a revocation of a prior designation of Beneficiary shall be in writing on such form as the Committee may prescribe and shall be filed with the Committee.  The Committee and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Committee at the time of payment or may make payment pursuant to Sec. 12.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.

Sec. 12.4  No Effective Designation.  If there is not on file with the Committee an effective designation of Beneficiary by a deceased Participant, his Beneficiary shall be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

(a)                                  His spouse.

(b)                                 His children, except that if any of his children predecease him but leave issue surviving him, such issue shall take by right of representation the share their parent would have taken if living.

(c)                                  His parents.

(d)                                 His brothers and sisters.

(e)                                  His estate.

Determination of the identity of the Beneficiary in each case shall be made by the Company.

Sec. 12.5  Successor Beneficiary.  If a Beneficiary who survives the Participant subsequently dies before receiving all payments to which the Beneficiary was entitled, the successor Beneficiary, determined in accordance with the provisions of this section, shall be entitled to the balance of any remaining payments due.  A Beneficiary who is not the surviving spouse of the Participant may not designate a successor Beneficiary.  A Beneficiary who is the surviving spouse may designate a successor Beneficiary only if the Participant specifically authorized such designations on the Participant’s Beneficiary designation form and the form was authorized by the Committee.  If a Beneficiary is permitted to designate a successor Beneficiary, each such designation shall be made according to the same rules (other than Sec. 12.2) applicable to designations by Participant.  If a Beneficiary is not permitted to designate a successor Beneficiary, or is permitted to do so but fails to make such a designation, the balance of any payments remaining due will be payable to a contingent Beneficiary if the Participant’s Beneficiary designation so provides, otherwise to the estate of the deceased Beneficiary.

ARTICLE XIII

ELIGIBILITY FOR A BENEFIT

Sec. 13.1  Benefit Upon Retirement.  If a Participant’s Termination of Employment occurs, for any reason other than his death,

(a)                                  after his attainment of age 55, or

(b)                                 because, in the opinion of the Company, based on competent medical evidence, he is totally and permanently disabled, or

(c)                                  after he completed 10 years of Aggregate Continuous Service,

he shall be entitled to a benefit equal to 100% of the value of all of his Accounts (including his allocable share of Profit Sharing Contributions for the Plan Year in which his Termination of Employment occurred).  Distribution of such benefit shall be made in accordance with the provisions of Article XIV.

Sec. 13.2  Other Termination of Employment.  If a Participant’s Termination of Employment occurs (for any reason other than his death) under circumstances such that he is not entitled to a benefit under Sec. 13.1, he shall be entitled to a benefit equal to 100% of the value of all of his Accounts.  Distribution of such benefit shall be made in accordance with the provisions of Article XIV.

Sec. 13.3  Distributions Following Death.  If a Participant’s Termination of Employment is the result of his death, his Beneficiary shall be entitled to a benefit equal to 100% of the value of all the Participant’s Accounts (including the Participant’s allocable share of Profit Sharing Contributions for the Plan Year in which his death occurred).  Distribution of such benefit shall be made in accordance with the provisions of Article XIV as though the date of the Participant’s death were the applicable Termination of Employment date.

If a Participant’s death occurs after his Termination of Employment, his Beneficiary shall be entitled to such benefit as the Participant would have been entitled thereafter from the Trust had he lived, said benefit to be paid at the times and in the manner determined in Article XIV.

Sec. 13.4  Withdrawals from Investment Accounts and 401(k) Accounts While Employed.  Pursuant to rules and regulations adopted by the Committee, an Active Participant may elect to make a cash withdrawal from his Withdrawable Investment Account.  A Participant who has attained age 59½ may also elect to make a cash withdrawal from his Deferred Investment Account or 401(k) Account.  In making such elections the Participant must designate the Fund or Funds from which such a withdrawal shall be made.  The Participant may elect to withdraw Company Stock from his Withdrawable Investment Account (and, if he has attained age 59½, from his Deferred Investment Account or 401(k) Account).

(a)                                  Such an election shall be effective as of a Valuation Date determined by the Trustee which occurs a reasonable time after the withdrawal request has been approved and transmitted to the Trustee.  The amount of such withdrawal shall be specified in the Participant’s request.

(b)                                 The Trustee shall charge the amount withdrawn against the appropriate Fund or Funds in the Participant’s Accounts, based on their respective values determined as of the applicable Valuation Date.

(c)                                  Unless otherwise specifically requested by a Participant, to the extent possible, the amount withdrawn shall be charged against the Participant’s voluntary contributions.  For purposes of this paragraph, the amount of voluntary contributions by the Participant held in the Trust on the applicable Valuation Date shall be considered to be the total of all voluntary contributions made by him under the Plan less the sum of all such withdrawals previously made by him that were deemed to be refunds of his voluntary contributions.

(d)                                 Requests for a withdrawal under this section shall be filed by the Participant with the Committee or its designated agent in such manner and prior to such deadline as the Committee may establish from time to time for a particular effective date.  The Trustee, upon direction by the Committee, shall pay the withdrawal amount to the Participant as soon as practicable following the effective date of the election.

(e)                                  No withdrawals shall be permitted under this section from a Participant’s Deferred Investment Account or 401(k) Account prior to his attainment of age 59½.  No withdrawal shall be permitted at any time from the portion of an Account which attributable to an outstanding loan under Article XV.

ARTICLE XIV

DISTRIBUTION OF BENEFITS

Sec. 14.1  Time and Method of Payment.  The benefit to which a Participant or Beneficiary may become entitled under Article XIII shall be distributed to him at such time as he elects and according to the method he elects, subject to the following:

(a)                                  Distributions may commence at any time after the Participant or Beneficiary has become entitled to a benefit under Article XIII.  Distribution shall be made by one or a combination of the following methods, as the Participant or Beneficiary may select:

(1)                                  Payment in a single sum.

(2)                                  Payment in a series of annual or more frequent installments.

(3)                                  Prior to May 1, 2002, purchase of a non-transferable period-certain annuity contract providing substantially nonincreasing payments.

The Committee shall establish rules for processing distribution requests on a quarterly or more frequent basis, and may establish deadlines by which a request must be received by the Committee or its designated agent to be included in a particular processing cycle.  Distributions shall be based on the value of the Participant’s Accounts as of a Valuation Date or Dates determined by the Trustee which is after the date the request is filed with the Committee or its designated agent and a reasonable time prior to the date the payment is made.  Prior to July 1, 2001, distribution of shares of Company Stock held in the ESOP Fund or the Company Stock Fund may be made only as of the last Valuation Date of a calendar quarter and only if the request is received by the Committee at least three business days prior to said date.

(b)                                 Unless the Participant elects otherwise, distributions must commence no later than the 60th day after the close of the Plan Year in which he reaches Normal Retirement Age or in which his Termination of Employment occurs, whichever is later.  For purposes of this subsection, the failure of a Participant to elect to receive a distribution shall be deemed to be an election to defer commencement of benefit distributions.

(c)                                  For purposes of this Sec. 14.1, a distribution of all benefits must occur or distributions in installments must commence by the Participant’s “Required Beginning Date”, which is April 1 of the calendar year following the later of (i) the calendar year in which the Participant attained age 70½, or (ii) the calendar year in which the Participant’s Termination of Employment occurs.  However, clause (ii) of the previous sentence does not apply to any Participant who is a more than 5-percent owner of a Participating Employer (as defined in Code section 416) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70½.  Notwithstanding the foregoing:

(1)                                  Any Participant who had begun receiving minimum distributions for Plan Years prior to 1997, but who is not required to receive such distributions under the provisions of this subsection, may file a written election with the Company to stop those distributions until the Required Beginning Date under this subsection.

(2)                                  Any Participant whose Termination of Employment has not occurred prior to April 1 following the calendar year in which he attained age 70½ may file a written election with the Company to begin receiving distributions pursuant to the provisions of the Plan at any time on or after said April 1st as if his Termination of Employment had occurred.

(d)                                 Installments payable to the Participant on or after his Required Beginning Date shall be paid no less rapidly than by reference to one of the following periods:  (i) a period-certain not longer than the life expectancy of the Participant, or (ii) a period-certain not longer than the joint life and last survivor expectancy of the Participant and his designated Beneficiary.  However, if the designated Beneficiary is not the Participant’s spouse, the amounts payable to the Participant must satisfy the incidental death benefit requirements of Proposed Treasury Regulation 1.401(a)(9)-2.

(e)                                  If the Participant dies after his Required Beginning Date, the remaining payments shall be made to his Beneficiary at least as rapidly as under the method of distribution selected by the Participant.  The Beneficiary may direct payment of any benefit earlier than the date it otherwise would have been paid.

(f)                                    If the Participant dies before his Required Beginning Date, the Participant’s Accounts shall be distributed to his Beneficiary not later than December 31 of the year containing the fifth anniversary of the Participant’s death, subject to the following:

(1)                                  Distributions to a designated Beneficiary may extend beyond five years from the death of the Participant if they are in the form of installment payments or payments under an annuity contract over a period-certain not exceeding the Beneficiary’s life expectancy, provided such payments begin not later than December 31 of the year following the year in which the Participant’s death occurred.

(2)                                  If the designated Beneficiary under paragraph (1) is the surviving spouse of the Participant, payments pursuant to paragraph (1) may commence at any time on or before the later of (i) December 31 of the year in which the Participant would have reached age 70½, or (ii) December 31 of the year following the year in which the Participant’s death occurred.

If a surviving spouse who is entitled to benefits under this subsection dies before distributions to the surviving spouse begin, this subsection (other than paragraph (2)) shall be applied as if the surviving spouse were the Participant, with the date of death of the surviving spouse being substituted for the date of death of the Participant.

(g)                                 If more than one Beneficiary is entitled to benefits following the Participant’s death, the interest of each Beneficiary shall be segregated into a separate Account for purposes of applying this section.

(h)                                 If distributions are made in installments, the amount to be distributed for each calendar year, beginning with the first calendar year for which payments are required, must be at least equal to the quotient obtained by dividing the entire interest of the individual on the most recent Valuation Date preceding the calendar year (adjusted as may be required by Treasury regulations) by the lesser of (i) the number of years of life expectancy which remain, determined as provided in subsection (i), or (ii) in the case of distributions to a Participant with a designated Beneficiary other than the Participant’s spouse, the applicable divisor prescribed in regulations under Code section 401(a)(9)(G) relating to incidental death benefits.

(1)                                  For purposes of determining the amount which must be distributed for any year, excess contributions distributed in accordance with Article VII (including income on such amounts) shall be disregarded.

(2)                                  For purposes of this subsection, the first calendar year for which a distribution is required shall be determined as follows:

(A)                              In the case of distributions to the Participant, the first calendar year for which a distribution is required is the year preceding the calendar year which contains the Participant’s Required Beginning Date.  The installment payable for such year is not required to be distributed until the Required Beginning Date.

(B)                                In the case of distributions to a designated Beneficiary pursuant to subsection (f), the first calendar for which a distribution is required is the calendar year containing the latest date by which distribution must commence under subsection (f).

(3)                                  Any installment method under this section shall be selected by a written election filed with the Company by the person entitled to the distributions, which shall specify the method for determining life expectancies under subsection (i).  The election shall be irrevocable after the date the Plan requires payments to commence, except that the individual entitled to payments may elect to receive a larger amount at any time.

(i)                                     For purposes of this section, life expectancies initially shall be determined based on the birth dates occurring in the first calendar year for which payment is required to be made under this section, using the expected return multiples in Tables V and VI of Treasury Regulation §1.72-9, in accordance with regulations under Code section 401(a)(9).  Such determinations shall also be in accordance with the following:

(1)                                  For life expectancies determined for purposes of installment distributions to the Participant as of the Required Beginning Date, life expectancies shall be calculated based on the Participant’s (and the designated Beneficiary’s) age as of the birthday in the calendar year preceding the calendar year in which falls the Participant’s Required Beginning Date.  For purposes of calculating the minimum distribution for each succeeding calendar year, one of the following methods shall apply as selected by the Participant (or by the surviving spouse, where applicable):

(A)                              If the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the designated Beneficiary who is a surviving spouse) is being recalculated pursuant to paragraph (4), then the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the surviving spouse) shall be recalculated using the Participant’s (and the spouse’s) actual age as of the Participant’s birthday (and the spouse’s birthday) in each succeeding calendar year.

(B)                                If the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the designated Beneficiary) is not being recalculated, then the initial life expectancy (or joint life and last survivor expectancy) shall be reduced by one for each subsequent calendar year.

(C)                                If a joint life and last survivor expectancy is being determined by recalculating one but not both of the joint lives, then the joint life and last survivor expectancy shall be recalculated using (i) the actual age of the individual whose life expectancy is being recalculated as of the individual’s birthday in each succeeding calendar year and (ii) the adjusted age of the individual whose life expectancy is not being recalculated.  For purposes of the preceding sentence, an individual’s “adjusted age” is determined in accordance with regulations under Code section 401(a)(9).

(2)                                  For life expectancies determined for purposes of subsection (f), the designated Beneficiary’s life expectancy shall be calculated based on the Beneficiary’s age as of the birthday in the calendar year in which distributions are required to commence pursuant to subsection (f).  For purposes of calculating the minimum distribution for each succeeding calendar year, one of the following methods shall apply:

(A)                              If the designated Beneficiary is the Participant’s surviving spouse, and the life expectancy is being recalculated pursuant to paragraph (4), then the surviving spouse’s life expectancy shall be recalculated using the surviving spouse’s actual age as of the surviving spouse’s birthday in each succeeding calendar year.

(B)                                If the designated Beneficiary’s life expectancy is not being recalculated, then the initial life expectancy shall be reduced by one for each subsequent calendar year.

(3)                                  If the life expectancy of a Participant (or the Participant’s spouse) is being recalculated pursuant to paragraph (4), the recalculated life expectancy of the Participant (or spouse) will be reduced to zero in the calendar year following the calendar year in which the person’s death occurs.

(4)                                  The life expectancy of a Participant or the life expectancy of a designated Beneficiary who is the Participant’s spouse, or both of their life expectancies, may be recalculated each year if so elected by the Participant (or spouse).  Such election must be made no later than the time of the first required distribution under subsections (c) or (f).  Such election shall be irrevocable after the date distributions must commence.  If no election is made by the Required Beginning Date, life expectancies will not be recalculated.

(j)                                     If benefits are to be distributed by purchase prior to May 1, 2002 of a period-certain annuity, the issuer may be any company engaged in the business of writing annuity contracts.  The annuity must provide for substantially non-increasing periodic payments over a fixed period no longer than the applicable life expectancy or joint life and last survivor expectancy allowed under subsection (d), (e), or (f).  Life expectancies for this purpose shall be determined pursuant to subsection (i) at the time payments begin.  The annuity contract shall be endorsed to prohibit any optional settlement which provides for payment in any form of a life annuity.  In the case of any conflict between the provisions of any annuity contract and the provisions of the Plan, the provisions of the Plan shall control.

(k)                                  For purposes of this section, “designated Beneficiary” means any individual who is a Beneficiary pursuant to Article XII.

(l)                                     Notwithstanding the foregoing, distributions may be made to any Participant or Beneficiary pursuant to any designation made prior to January 1, 1984 which satisfied all the requirements of Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982, as in effect on January 1, 1984, and the regulations thereunder; provided, however, that any designation of Beneficiary included as a part of such designation must comply with the spousal consent requirements under Sec. 12.2.

(m)                               If the entire value of a Participant’s Account in the Company Stock Fund and ESOP Fund is to be distributed in one payment, such distribution to the extent possible shall be made in full shares of Company Stock and the remaining balance if any, shall be paid in cash.  Installment payments from a Participant’s Accounts in the Company Stock Fund and ESOP Fund shall in the discretion of the Participant be paid in cash or Company Stock; provided, however, that such installment distributions of Company Stock must be in units of not less than five shares.

(n)                                 If distribution of a Participant’s benefit is to be deferred for any reason, in whole or in part, the value of the undistributed portion of each of his various Accounts shall thereafter be redetermined as provided in Article XI.  Prior to the commencement of installment payments or purchase of an annuity, the Participant shall be permitted to make a final withdrawal equal to the amount of any voluntary contribution not previously withdrawn pursuant to Sec. 13.4.

(o)                                 Notwithstanding the foregoing, if the total value of the Accounts of a Participant (or a Beneficiary following the Participant’s death) is less than $5,000 on the Valuation Date at the end of the quarter following the quarter in which the Participant’s Termination of Employment occurs (or at any time thereafter), a single sum distribution shall be made to the Participant (or Beneficiary) as soon as administratively feasible thereafter.

(p)                                 Distributions under this section shall be made in accordance with the requirements of Code section 401(a)(9), including the incidental death benefit requirements of Code section 401(a)(9)(G), and Treasury Regulation § 1.401(a)(9)-2.  No distribution option otherwise permitted under this Plan will be available to a Participant or Beneficiary if such distribution option does not meet said requirements.

(q)                                 Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.  For purposes of this subsection:

(1)                                  An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2)                                  An “eligible retirement plan” is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) with respect to a defined contribution plan, that accepts the distributee’s eligible rollover distribution.  Commencing January 1, 2002, an eligible retirement plan also means an annuity contract described in Code section 403(b), or an eligible plan under Code section 457(b) which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan.  Prior to January 1, 2002, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity.

(3)                                  A “distributee” includes a Participant or former Participant.  In addition, the Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(4)                                  A “direct rollover’ is a payment by the Plan to the eligible retirement plan specified by the distributee.

(5)                                  If a distributee elects a direct rollover of a distribution which is less than the entire benefit to which the individual is entitled under the Plan, the rollover shall be made from all other amounts available for distribution at that time before any distribution is made from any separate account maintained to hold the Participant’s after-tax voluntary contributions, if any, and the earnings on those contributions.

(6)                                  Commencing January 1, 2002, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for the amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(r)                                    With respect to distributions under the Plan made on or after November 1, 2001, for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) that were proposed on January 17, 2001 (the “2001 Proposed Regulations”),

                                                notwithstanding any provision of the Plan to the contrary.  If the total amount of required minimum distributions made to a Participant for 2001 prior to November 1, 2001 is equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date.  If the total amount of required minimum distributions made to a Participant for 2001 prior to November 1, 2001 is less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations.  This subsection shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Code section 401(a)(9) or such other date as may be published by the Internal Revenue Service.  Notwithstanding anything in the foregoing provisions of this subsection to the contrary, nothing in this subsection in any way modifies or expands the methods of payment permitted under subsection (a).

Sec. 14.2  Distribution From More Than One Account.  If a distributee has more than one Account, or his Account is invested in more than one Fund, distributions will be in the following sequence unless the distributee directs otherwise:

(a)                                  Distributions will first be made from the Participant’s Investment Account and will be made from investment Funds in the sequence determined by the Committee.

(b)                                 Distributions will then be made from the Participant’s 401(k) Account, and will be made from investment Funds in the sequence determined by the Committee.

(c)                                  Distributions will then be made from the Participant’s Retirement Account, and will be made from investment Funds in the sequence determined by the Committee.

(d)                                 Distributions will then be made from the Participant’s ESOP Account, and will be made from investment Funds in the sequence determined by the Committee.

Sec. 14.3  Reemployment.  Except where distributions are required under Sec. 14.1, distributions from the Trust shall cease upon reemployment of a Participant in a regular position by the Company or an Affiliate, and shall recommence in accordance with the provisions of this Article XIV upon his subsequent Termination of Employment.

Sec. 14.4  Source of Benefits.  All benefits to which persons become entitled hereunder shall be provided only out of the Trust and only to the extent that the Trust is adequate therefor.  No benefits are provided under the Plan except those expressly described herein.

Sec. 14.5  Incompetent Payee.  If in the opinion of the Committee a person entitled to payments hereunder is disabled from caring for his affairs because of mental condition, physical condition, or age, payment due such person may be made to such person’s guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to it of such status.  Prior to the furnishing  of such evidence, the Committee may cause payments due the person under disability to be made, for such person’s use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability.  The Committee shall have no liability with respect to payments so made.  The Committee shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

Sec. 14.6  Benefits May Not Be Assigned or Alienated.  Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly.  However, the Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code section 414(p).  Distributions to an alternate payee pursuant to an order determined by the Company to be a qualified domestic relations order may occur at any time after the Company determines said order is qualified.

Sec. 14.7  Payment of Taxes.  The Trustee may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Trustee’s opinion it shall be or may be required to pay out of such benefit.  The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

Sec. 14.8  Conditions Precedent.  No person shall be entitled to a benefit hereunder until his right thereto has been finally determined by the Committee nor until he has submitted to the Committee relevant data reasonably requested by it, including, but not limited to, proof of date of birth or death.

Sec. 14.9  Committee Directions to Trustee.  The Committee shall issue such written directions to the Trustee as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.

Sec. 14.10  Effect on Unemployment Compensation.  For purposes of any unemployment compensation law, a distribution hereunder in one sum shall be considered to be a severance payment and shall be allocated over a period of weeks equal to the one sum payment divided by the employee’s regular weekly pay while employed by the Company, which period shall commence immediately following the employee’s Termination of Employment.

Sec. 14.11  Nonterminable ESOP Protections.  Because Company Stock is readily tradable on an established market, the put provisions referred to in Code section 409(h) are not applicable.  If Company Stock ceases to be readily tradable on an established market, said provisions shall become and remain applicable until such time as Company Stock resumes being readily tradable on an established market.

Sec. 14.12  Special Distribution Events.  This section ceases to apply effective January 1, 2002.  Prior to that date, notwithstanding anything herein to the contrary, if the agreement between the buyer and the seller in one of the following types of transaction provides that distributions are to be made to affected Participants, each such Participant shall receive a distribution of his or her Account balance as soon as administratively feasible after either of the following events:

(a)                                  The disposition by a Participating Employer to an unrelated corporation of substantially all of the assets (within the meaning of Code section 409(d)(2)) used in a trade or business if the Participating Employer continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

(b)                                 The disposition by a Participating Employer or by an Affiliate to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Code section 409(d)(3)) which had employees who were covered by this Plan if such corporation continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

All distributions under this section are subject to any applicable consent requirements under Sec. 14.1.  In addition, distributions under this section must be made in a lump sum.

Sec. 14.13  Inability to Locate Distributee.  If all or any portion of the Accounts of a Participant or Beneficiary cannot be distributed solely because of the inability of the Company to determine the whereabouts of the distributee, after mailing a letter by first class mail to the last known address of the distributee, and after such further diligent effort as the Company determines is appropriate, and either (i) the Participant has attained age 65, or has died, or (ii) the Accounts are distributable pursuant to Sec. 14.1(o) without the consent of the distributee, or (iii) the distributee consented in writing to receive a distribution, the amount that cannot be distributed shall be treated as a forfeiture and shall be applied by the Trustee to pay administrative expenses of the Plan which are chargeable against the Trust following the date the Company notifies the Trustee of the forfeiture.  In the event the Participant or Beneficiary is located after a forfeiture has occurred under this section, the Company shall pay to the Trustee an amount equal to the amount forfeited and the individual’s Accounts shall be restored to their value on the date the forfeiture occurred.

ARTICLE XV

LOANS TO PARTICIPANTS

Sec. 15.1  Loans to Participants.  The Committee may authorize a loan to an Active  Participant from the Trust. Loans made on or after July 1, 1992 shall be subject to the provisions of this Article XV.  Loans made prior to July 1, 1992 shall be subject to the provisions of the Plan in effect on the date the loan was made.

(a)                                  Each loan to a Participant shall be supported by the borrower’s promissory note payable to the order of a Trustee.  A loan shall be considered adequately secured whenever the outstanding balance does not exceed the amount in which the Participant would have a vested interest in the event of his or her Termination of Employment.

(b)                                 In no event shall the Committee authorize a loan to a Participant which, together with the unpaid principal and accrued interest of any other outstanding loan to such Participant, exceeds whichever of the following amounts is least:

(1)                                  The amount of the Participant’s Investment Account and 401(k) Account (excluding any Company Stock in any such Account subject to the limitations in Sec. 10.4(c)) on the Valuation Date coincident with or immediately preceding the date the loan is made.

(2)                                  50% of the aggregate value of the portion of the Participant’s Accounts invested in the Funds other than the Company Stock Fund and the ESOP Fund on the Valuation Date coincident with or immediately preceding the date of the loan.

(3)                                  $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of loans from the Plan during the 1-year period ending on the day before the date on which such loan is made over (ii) the outstanding balance of loans from the Plan on the date on which such loan is made.

(c)                                  The Committee may require that part or all of a Participant’s Accounts be invested in a particular Fund or Funds as a precondition to permitting a loan, and may also require subsequent transfers to a particular Fund or Funds.

(d)                                 No more than two loans may be outstanding to a Participant at any time.  The minimum amount of any loan is $1,000.

(e)                                  The portion of a Participant’s Account or Accounts represented by the outstanding loan principal shall be segregated for investment purposes.  In lieu of sharing in income or losses on investments of the Trust, the segregated portion of the Participant’s Accounts shall be credited with all interest paid by the Participant on the loan.  Repayments of principal and interest on a loan shall be reinvested in accordance with the investment designation in effect under Article X for future contributions on the date the repayment is received by the Trustee.  The Trustee may charge to the Participant’s Accounts any expenses attributable to the loan and such portion of the general expenses of the Trust as the Trustee determines in its discretion to be reasonable.

Sec. 15.2  Term and Repayment of Loans.  The term to maturity and repayment of loans shall be limited as follows:

(a)                                  Any term to maturity not in excess of five years shall be allowed.   However, if the loan is used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Participant, “ten years” will be substituted for “five years” in the preceding sentence.  Notwithstanding the forgoing sentences, all outstanding loans shall become due and payable in full 60 days following the end of the calendar quarter in which the Participant’s Termination of Employment occurs, if earlier, except as otherwise provided in Sec. 15.4(e).

(b)                                 Each such loan shall provide for the payment of accrued interest and for repayment of principal in substantially equal installments not less frequently than quarterly.  While the Participant is employed by the Participating Employers, all loans shall be repaid through payroll deductions to the extent possible.  The Participant shall execute any documents required to authorize such deductions.

(c)                                  If a Participant fails to make timely payments, the Trustee may reduce the amount credited to the Participant’s Withdrawable Investment Account by the amount in arrears.  If said Accounts are insufficient, such a reduction may be made from the Participant’s Deferred Investment Account, 401(k) Account and Retirement Account, but only if one or more of the following has occurred:

(1)                                  The Participant has attained age 59½.

(2)                                  The Participant’s Termination of Employment has occurred.

(3)                                  The Committee has determined that due to financial hardship, the Participant is unable to repay the loan.  Any such determination of hardship shall be made in a manner consistent with the requirements of Code section 401(k).

(d)                                 A loan may be paid without penalty at any time prior to the date of maturity.

(e)                                  If a loan to a Participant is outstanding on the date a distribution is to be made from the Trust with respect to the portion of the Participant’s Account or Accounts represented by the loan, the balance of the loan, or a portion thereof equal to the amount to be distributed, if less, shall on such date become due and payable.  The portion of the loan due and payable shall be satisfied by offsetting such amount against the amount to be distributed to the Participant.  Alternatively, the portion of the Participant’s Account or Accounts equal to the outstanding balance on the loan may be distributed in kind by distribution of the Participant’s note.

(f)                                    If a loan to a Participant is outstanding at the time of the Participant’s death, and if the loan is not repaid by the Participant’s executor or administrator, the note shall be distributed in kind to the Participant’s Beneficiary.

(g)                                 The Committee may from time to time establish a grace period during which late payments on a loan may be made by the Participant without the loan being treated as in default; provided, however, that except as otherwise provided in this subsection, said grace period for any payment must end not later than the last day of the calendar quarter following the quarter in which the payment was originally due.  Loan repayments will be suspended under this Plan as permitted under Code section 414(u)(4) (relating to periods of military service).  Loan repayments will also be suspended while the Participant is on an unpaid medical leave of absence not exceeding 12 months, provided that interest will continue to accrue during the leave and the loan must be repaid in full not later than the end of the maximum term to maturity permitted under subsection (a) at the time the loan was made.

Sec. 15.3  Rate of Interest on Loans.  The loan shall bear interest at a fixed or variable rate determined by the Committee which shall not be less than a rate which would be considered a “reasonable rate of interest” pursuant to Code section 4975(d)(1)(D).

Sec. 15.4  Miscellaneous.  All loans shall be subject to the following:

(a)                                  The Committee shall direct the Trustee with respect to the making of loans to Participants, the collection thereof, and all other matters pertaining thereto, and the Trustee shall not take any independent action with respect to such loans.  The Trustee shall have no responsibility whatsoever with respect to loans to Participants except to follow the directions of the Committee, to the extent possible.

(b)                                 In accordance with the foregoing standards and requirements, loans shall be available to all Active Participants on a reasonably equivalent basis.

(c)                                  All loans shall be governed by such non-discriminatory written rules as the Committee may adopt.  Applications for loans shall be made on such forms as the Committee may authorize for such purpose.

(d)                                 Any shares of Company Stock subject to the limitations in Sec. 10.4(c) shall be disregarded for purposes of determining the amount a Participant may borrow or whether the loan is adequately secured.  The Committee may not require liquidation of such shares pursuant to Sec. 15.1(c), nor may it reduce the number of such shares pursuant to Sec. 15.2(c).

(e)                                  Solely for purposes of this Article XV, a former Active Participant (or any Beneficiary of a deceased Participant) who is entitled to a benefit from the Plan and who is a “party in interest” as defined in Section 3(14) of ERISA will be treated as an Active Participant for purposes of entitlement to request loans until such time as the individual ceases to be a party in interest, and the last sentence of Sec 15.2(a) shall not apply to such an individual until that time.  For purposes of this subsection, an individual will be treated as a “party in interest” during any period that the individual is employed by an Affiliate or is employed by a Participating Employer in a position in which the individual is not a Qualified Employee.

ARTICLE XVI

TRUST

Sec. 16.1  Composition.  All sums of money and all securities and other property received by the Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the “Trust”.  Although the term “Trust” is used, part or all of said assets may be held by an insurance company pursuant to a group annuity contract between the Company and the insurance company.  The Trust shall be composed of the Funds described in Sec. 10.1.  All contributions of the Company or employees to the Trust may be commingled for investment without distinction between principal and income.

Sec. 16.2  Trustee or Other Funding Agency.  The Trust may be held and invested as one fund or may be divided into any number of parts for investment purposes.  Each part of the Trust, or the entire Trust if it is not divided into one or more parts for investment purposes, shall be held and invested by one or more Trustees pursuant to the trust agreement entered into by the Company and said Trustee or Trustees or held and invested by an insurance company pursuant to an annuity contract entered into by the Company and said insurance company.  The selection and appointment of each Trustee or insurance company shall be made by the Company.  The Company shall have the right at any time to remove a Trustee or insurance company and appoint a successor thereto, subject to the terms of any applicable trust agreement or group annuity contract.  The Company shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan.  Action on behalf of the Company pursuant to the foregoing provisions of this section may be taken only by the Board or by a person or persons so authorized by resolution of the Board.  Any such trust agreement may contain provisions pursuant to which (i) the Trustee will make investments on direction of an Investment Manager appointed by the Committee or (ii) the Trustee will enter into an annuity contract with an insurance company and transfer assets to said insurance company pursuant to directions by the Committee.

Sec. 16.3  Compensation and Expenses of Trustee; Other Expenses.  The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company.  The Trustee shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services.  Such compensation and reimbursements shall be paid from the Trust if not paid directly by the Company.  The Company or the Committee may obtain reimbursement from the Trust for expenses incurred in connection with administration of the Plan.  The Company or Committee may also direct the Trustee to make payment from the Trust to third parties for expenses incurred in connection with administration of the Plan.  However, no person who is a full-time employee of the Company may receive compensation from the Trust, except for reimbursement of expenses properly and actually incurred.  Amounts paid from the Trust pursuant to this section may be charged to the Funds in such proportions as are determined by the Committee.

Sec. 16.4  Securities of the Company.  An agreement with a Trustee may provide that all or any part of the Trust may be invested in qualifying employer securities, as that term is used in ERISA.  If qualifying employer securities are purchased or sold as an investment of the Trust from or to a disqualified person or party in interest, as those terms are used in ERISA, and if there is no generally recognized market for such securities, the purchase shall be for not more than fair market value and the sale shall be for not less than fair market value, as determined in good faith by the (h)Company or other Named Fiduciary assigned such function, or if the applicable trust agreement so provides, as determined in good faith by the Trustee.

Sec. 16.5  No Diversion.  The Trust shall be for the exclusive purpose of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan.  Such expenses may include premiums for the bonding of Plan officials required by ERISA.  No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Company or their beneficiaries.  However:

(a)                                  If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Trustee shall, upon written request of the Company or the Participating Employer, return such contribution or portion thereof to the Participating Employer within one year after the payment of the contribution to the Trustee.  However, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

(b)                                 Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code section 404.  To the extent the deduction is disallowed, the Trustee shall, upon written request of the Company or the Participating Employer, return such contribution to the Participating Employer within one year after the disallowance of the deduction.  However, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

(c)                                  Contributions by each Participating Employer are conditioned upon initial qualification of the Plan as to that employer under Code section 401(a).  If the Plan receives an adverse determination letter from the Internal Revenue Service with respect to such initial qualification, the Trustee shall, upon written request of the Company, return the amount of such contribution to the Participating Employer within one year after the date of denial of qualification of the Plan.  For this purpose, the amount to be so returned shall be the contributions actually made, adjusted for the investment experience of, and any expenses chargeable against, the portion of the Fund attributable to the contributions actually made.

(d)                                 In the case of any such return of contribution the Company shall cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

Sec. 16.6  Voting Company Stock.  Before each meeting of the stockholders of the Company, the Company shall cause to be sent to each Participant a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Company Stock held in the Trust Fund.  Instructions received from Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company.  To be effective, such instructions must be received by the Trustee at least 10 days prior to the stockholder’s meeting.

(a)                                  The Trustee shall vote all shares of Company Stock held in the Company Stock Fund, the ESOP Fund, and the Unallocated Reserve in proportion to “votes” cast by Participants, as follows:

(1)                                  The Trustee shall determine the aggregate number of votes which may be cast with respect to all shares of Company Stock held as of the record date in the Company Stock Fund, the ESOP Fund, and the Unallocated Reserve.

(2)                                  The Company shall determine the Participant’s aggregate interest in the Company Stock Fund and the ESOP Fund as a percentage of the interests of all Participants in said Funds.

(3)                                  The number of “votes” the Participant may cast shall be determined by applying the percentage in (2) to the aggregate number of allocated shares in (1).

(4)                                  The Trustee shall determine the number of “votes” for, against, and abstaining with respect to each proposition and shall vote, in person or by proxy, all of the shares of Company Stock held in the Company Stock Fund, the Company ESOP Fund, and the Unallocated Reserve in proportion to the “votes” received.

The determinations in (2) and (3) shall be as of the most recent Valuation Date prior to the meeting.  It is intended that by reason of the foregoing provisions, unallocated shares held in the Unallocated Reserve, and allocated shares held for the benefit of Participants who do not give voting instructions, will be voted by the Trustee in proportion to the instructions actually received.  The Company may require verification of the Trustee’s compliance with voting instructions received from Participants by any independent auditor selected by the Company.  The rights extended to Participants by this section shall also apply to the Beneficiaries of deceased Participants.

(b)                                 For purposes of this Sec. 16.6, each Participant or Beneficiary who gives voting instructions shall be deemed a “named fiduciary” (within the meaning of ERISA) with respect to such instructions.

Sec. 16.7  Tender or Exchange Offers Regarding Company Stock.  As soon as practicable after the commencement of a tender or exchange offer (an “Offer”) for shares of Company Stock, the Company shall use its best efforts to cause each Participant (whose Account has allocated to it any shares of Company Stock) to be advised in writing of the terms of the Offer, and to be provided with forms by which the Participant may instruct the Trustee, or revoke such instruction, to tender or exchange shares of Company Stock, to the extent permitted under the terms of such Offer.  The Trustee shall follow the directions of each Participant.  In advising Participants of the terms of the Offer, the Company may include statements from the Board setting forth its position with respect to the Offer.  The giving of instructions by a Participant to the Trustee to tender or exchange shares and the tender or exchange thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of such Participant’s interest in the Plan solely by reason of the giving of such instructions and the Trustee’s compliance therewith.  Instructions by Participants pursuant to this section shall apply both to allocated shares held in the Company Stock Fund and the ESOP Fund, and to unallocated shares held in the Unallocated Reserve.

(a)                                  The number of shares as to which a Participant may provide instructions shall be determined as follows:

(1)                                  The Trustee shall determine the aggregate number of shares held in the Company Stock Fund, the ESOP Fund, and the Unallocated Reserve.

(2)                                  The Company shall determine the Participant’s aggregate interest in Company Stock Fund and the ESOP Fund as a percentage of the interests of all Participants in said Funds.

(3)                                  The Participant may provide instructions with respect to a number of shares of Company Stock determined by applying the percentage in (2) to the aggregate number of shares in (3).  If the Participant directs tender or exchange of the shares for which he may provide instructions, the Trustee shall follow that instruction.  The Trustee shall not tender or exchange the shares for which a Participant may provide instructions if the Participant (i) directs against their tender or exchange or (ii) gives no direction.

(b)                                 The determination of the number of shares as to which a Participant may provide instructions shall be as of the close of business on the day preceding the date on which the Offer is commenced or such earlier date as shall be designated by the Company as the Company, in its sole discretion, deems appropriate for reasons of administrative convenience.  Any securities received by the Trustee as a result of a tender or exchange of shares of Company Stock shall be held, and any cash so received shall be invested in short-term investments pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.  The rights extended to Participants by this section shall also apply to the Beneficiaries of deceased Participants.

(c)                                  If a tender or exchange offer is limited so that all of the shares that the Trustee has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Trustee was directed to tender or exchange.  Shares sold or exchanged at the direction of a Participant shall be deemed to come first out of the shares allocated to the Participant’s Accounts and only after all of those shares have been sold or exchanged, out of the Unallocated Reserve.

(d)                                 For purposes of this Sec. 16.7, each Participant or Beneficiary who is entitled to give such instructions shall be deemed a “named fiduciary” (within the meaning of ERISA) with respect to such instructions.

ARTICLE XVII

COMMITTEE

Sec. 17.1  Membership and Responsibility.  The general administration of the Plan, except as otherwise specifically provided herein, shall be placed in a Committee of not less than three members appointed from time to time by the Company, by action of the Board, to serve at the pleasure of said Board.  The members may, but need not be, shareholders, directors or employees of the Company or an Affiliate.  Each person appointed a member of the Committee shall signify his acceptance of the office by filing a written acceptance with the Board, and with the secretary of the Committee.  Any member of the Committee may resign by notice in writing delivered to the Board and to the secretary of the Committee, such resignation to become effective at delivery or at any later date specified therein.

Sec. 17.2  Organization of Committee.  The Committee shall elect a chairman, who shall be one of the members of the Committee, and shall elect a secretary, who may but need not be one of the members of the Committee.

Sec. 17.3  Meetings and Actions of Committee.  The Committee shall hold such meetings, upon such notice, at such place or places, and at such time or times as it may from time to time determine.  A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.  All resolutions adopted or other actions taken by the Committee at a meeting shall be by vote of the majority of the members of the Committee at the time in office.  Action by the Committee may be taken without a formal meeting by the written authorization of a majority of the members of the Committee at the time in office.  The Committee may authorize one or more of its members or any agent to sign and deliver on its behalf directions, instructions, notices, certificates, consents, approvals, waivers, or other documents.  The certificate of the secretary of the Committee or of the majority of the members of the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person acting in reliance thereon.  No member of the Committee shall vote or otherwise participate in the consideration or determination by the Committee of any matters solely concerning the rights or interest of such member as a Participant hereunder.

Sec. 17.4  Outside Assistance.  The Committee may retain counsel (who may be counsel for the Company), employ agents, and provide for such clerical, accounting, investment, and other services as it may require in carrying out its responsibilities under the Plan.

Sec. 17.5  Powers of Committee.  The Committee shall have full power, authority and discretion to take any action it is specifically required or permitted to take under the provisions of the Plan and in addition thereto shall have the sole and exclusive power, authority and discretion subject to the limitations of the Plan:

(a)                                  For Plan administration:

(1)                                  To adopt rules and regulations, not inconsistent with the purposes and specific provisions of the Plan, for its administration.

(2)                                  To interpret and construe the provisions of the Plan.

(3)                                  To determine from time to time the status of all parties for the purposes of the Plan.

(4)                                  To determine the rights of Participants to benefits under the Plan and the method and time or times of payment of the same.

The foregoing determinations by the Committee shall be based on the books and records of the Company and Affiliates as applicable, kept in the regular course of business and such other sources as the Committee may consider to be reliable.

(b)                                 For Plan funding:

(1)                                  To establish and carry out a funding policy and method consistent with the means and objectives of the Plan and with the requirements of ERISA.

(2)                                  To communicate said policy and method to each Trustee and Investment Manager.

(c)                                  For investment management:

(1)                                  To establish an investment program strategy and supporting investment guidelines and criteria for communication to the Trustee or Investment Manager consistent with the funding policy of the Plan.

(2)                                  To allocate investment responsibility for Funds among Investment Managers in accordance with the requirements of established funding policy and investment program strategies.

(3)                                  To select and appoint Investment Managers and to assign said Managers specific investment programs as determined by established investment guidelines and criteria.

(4)                                  To direct the Trustee to enter into an annuity contract with an insurance company, to determine the form of said contract, and to direct the Trustee to transfer assets to the insurance company pursuant to said contract.

(d)                                 For delegation of powers:  To appoint employees of the Company to carry out any of the aforesaid powers of the Committee.

It is intended that the Committee have discretion to the fullest extent permitted by law and that the Committee’s exercise of its discretion be given deference to the greatest extent allowed under the law.

Sec. 17.6  Compensation, Expenses, and Bonds.  No member of the Committee shall receive any compensation for his services as such, but the Company shall reimburse the Committee and the members thereof for all expenses, including counsel and other fees, incurred or paid by them or any of them in carrying out the responsibilities of the Committee under the Plan.  The members of the Committee shall furnish such bonds as the Company may require.

ARTICLE XVIII

ADMINISTRATION OF PLAN

Sec. 18.1  Certain Fiduciary Provisions.  For purposes of the Plan:

(a)                                  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(b)                                 A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(c)                                  At any time that the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or chief executive officer, may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(d)                                 Unless expressly prohibited in its appointment, a Named Fiduciary which is not the Company may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power to appoint an investment manager as defined in ERISA.

(e)                                  A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary (other than the Company), each other fiduciary, each person employed pursuant to subsection (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefor from the Trust if not paid directly by the Participating Employers in such proportions as the Company shall determine.  However, no person so serving who already receives full-time pay from any Participating Employer shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

Sec. 18.2  General Fiduciary Standard.   Each fiduciary shall discharge his duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Sec. 18.3  Prohibited Transactions.  A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

Sec. 18.4  Discrimination Prohibited.  No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of Highly Compensated Employees.

Sec. 18.5  Evidence.  Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

Sec. 18.6  Correction of Errors.  It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to or generated by the Committee or the Trustee.  The Committee shall have power to cause such equitable adjustments to be made to correct for such errors as the Committee in its discretion considers appropriate.  Such adjustments shall be final and binding on all persons.

Sec. 18.7  Claims Procedure.  The Committee shall establish a claims procedure consistent with the requirements of ERISA.  Such claims procedure shall provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim.

Sec. 18.8  Bonding.  Plan personnel shall be bonded to the extent required by ERISA.   Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund.  The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

Sec. 18.9  Waiver of Notice.  Any notice required hereunder may be waived by the person entitled thereto.

Sec. 18.10  Agent For Legal Process.  The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

Sec. 18.11  Indemnification.  In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, each officer, each employee of the Company, and each member of the Committee against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost or expense arises.

ARTICLE XIX

AMENDMENT, TERMINATION, MERGER

Sec. 19.1  Amendment.  Subject to the non-diversion provisions of Sec. 16.5, the Company, by action of the Board, or by action of a person so authorized by resolution of the Board, may amend the Plan at any time and from time to time.  No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of any Trustee without its written consent.  Also, no amendment shall divest a Participant or Beneficiary of Accounts accrued prior to the amendment.

(a)                                  Promptly upon adoption of any amendment to the Plan, the Company will furnish a copy of the amendment, together with a certificate evidencing its due adoption, to each Trustee then acting.

(b)                                 If an amendment to the Plan changes the vesting schedule of the Plan, each Participant having not less than three years of service by the end of the election period with respect to such amendment shall be permitted within such election period to elect to have his or her vested percentage computed under the Plan without regard to such amendment.  Each election shall be made in writing by filing with the Company within the election period a form available from the Company for the purpose.  The election period shall be a reasonable period determined by the Company commencing not later than the date the amendment is adopted and shall be in conformance with any applicable regulation prescribed by the Secretary of Labor or the Secretary of the Treasury.  Notwithstanding the foregoing, no election need be provided for any Participant whose vested percentage under the Plan, as amended, cannot at any time be less than the vested percentage determined without regard to such amendment.

Sec. 19.2  Permanent Discontinuance of Contributions.  The Company, by action of the Board, may completely discontinue its contributions in support of the Plan.  In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee shall become a Participant after such discontinuance, and (ii) each Participant in the employ of the Company at the time of such discontinuance shall be 100% vested in his Accounts.  Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article XIV.

Sec. 19.3  Termination.  The Company, by action of the Board, may terminate the Plan.  After such termination no employee shall become a Participant, and no employer contributions shall be made.  Each Participant in the employ of the Company at the time of such termination shall be 100% vested in his Accounts.  He shall be entitled to a benefit equal to the value of his Accounts determined as of the Valuation Date coincident with or next following the termination of the Plan.  Distributions of said benefits shall be made promptly after the Plan terminates.  The Plan and any related trust agreement shall continue in force for the purpose of making such distributions.

Sec. 19.4  Partial Termination.  If there is a partial termination of the Plan, by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, each Participant with respect to whom the partial termination applies shall be 100% vested in his Accounts.  Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article XIV.

Sec. 19.5  Merger, Consolidation, or Transfer of Plan Assets.  In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).  No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

Sec. 19.6  Deferral of Distributions.  Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan or of a complete or partial termination of the Plan, the Company or the Trustee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such discontinuance or termination applies until after the following have occurred:

(a)                                  Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code section 401(a).

(b)                                 Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

ARTICLE XX

TOP-HEAVY PLAN PROVISIONS

Sec. 20.1  Key Employee Defined.  “Key Employee” means any employee or former employee of the employer who at any time during the determination period was an officer of the employer or is deemed to have had an ownership interest in the employer and who is within the definition of key employee in Code section 416(i) and the regulations thereunder in effect for the particular Plan Year.

Sec. 20.2  Determination of Top-Heavy Status.  The top-heavy status of the Plan shall be determined according to the following standards and definitions:

(a)                                  The Plan is a Top-Heavy Plan for a Plan Year if either of the following applies:

(1)                                  If this Plan is not part of a required aggregation group and the top-heavy ratio for this Plan exceeds 60 percent.

(2)                                  If this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60 percent.

However, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60 percent.

(b)                                 The “top-heavy ratio” shall be determined as follows:

(1)                                  If the ratio is being determined only for this Plan or if the aggregation group only includes defined contribution plans, the top-heavy ratio is a fraction, the numerator of which is the sum of the present values of the account balances of all Key Employees under the Plan or plans as of the determination date (including any part of any account balance distributed in the five-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five-year period ending on the determination date) of all employees under the Plan or plans as of the determination date.  (The “plans” referred to in the preceding sentence are the plans in the required or permissive aggregation group.)

(2)                                  If the determination is being made for a required or permissive aggregation group which includes one or more defined benefit plans, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances of all Key Employees under the defined contribution plans and the present value of accrued benefits under the defined benefit plans for all Key Employees as of the determination date (including any part of any account balance or accrued benefit distributed in the five-year period ending on the determination date), and the denominator of which is the sum of the account balances under the defined contribution plans for all employees and the present value of accrued benefits under the defined benefit plans for all employees as of the determination date (including any part of any account balance or accrued benefit distributed in the five-year period ending on the determination date).  (The “plans” referred to in the preceding sentence are the plans in the required or permissive aggregation group.)  Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution due but unpaid as of the determination date.

(3)                                  For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date.  The account balances and accrued benefits of an employee who is not a Key Employee but who was a Key Employee in a prior year will be disregarded.  The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(4)                                  Commencing January 1, 2002, any distribution due to separation from service, death or disability which was made prior to the one-year period ending on the determination date shall be disregarded for purposes of applying this subsection (b).  Paragraphs (1) and (2) of this subsection shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code section 416(a)(2)(A)(i).

(c)                                  “Required aggregation group” means (i) each qualified plan of the employer in which at least one Key Employee participates, and (ii) any other qualified plan of the employer that enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) and 410.

(d)                                 “Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

(e)                                  “Determination date” means the last day of the preceding Plan Year.

(f)                                    The “determination period” for a Plan Year is the Plan Year in which the applicable determination date occurs and the four preceding Plan Years.

(g)                                 The “valuation date” is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

(h)                                 For purposes of establishing the “present value” of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

(i)                                     If an individual has not performed any services for the employer at any time during the five–year period ending on the determination date with respect to a Plan Year commencing prior to 2002, or during the one-year period ending on the determination date with respect to a Plan Year commencing in 2002 or later, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

(j)                                     For purposes of determining if a defined benefit plan included in a required aggregation group of which this Plan is a part is a Top-Heavy Plan, the accrued benefit to any employee (other than a Key Employee) shall be determined as follows:

(1)                                  Under the method which is used for accrual purposes under all defined benefit plans maintained by the employer.

(2)                                  If there is no method described in paragraph (1), as if such benefit accrued not more rapidly than the lowest accrual rate permitted under Code section 411(b)(1)(C).

Sec. 20.3  Minimum Contribution Requirement.  For any Plan Year with respect to which the Plan is a Top-Heavy Plan, the employer contributions allocated to each Active Participant who is not a Key Employee and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:

(a)                                  The minimum amount shall be the amount equal to that percentage of the Participant’s Compensation for the Plan Year which is the smaller of (i) 3 percent or (ii) the percentage which is the largest percentage of Compensation allocated to any Key Employee from employer contributions for such Plan

                                                Year.  For purposes of this section, “Compensation” means the amounts specified in Sec. 7.1(d), subject to the limitation in Sec. 2.7(d).

(b)                                 For purposes of this section, any employer contribution attributable to a salary reduction or similar arrangement shall be taken into account as an employer contribution for purposes of clause (ii) of subsection (a), but may not be used to satisfy the minimum amount of employer contributions which must be allocated under subsection (a).  However, commencing January 1, 2002, Matching Contributions under this Plan (and employer matching contributions under any other plan whose contributions are to be used to satisfy the requirements of subsection (a)) may be used to satisfy the minimum amount of employer contributions which must be allocated under subsection (a).  Matching Contributions that are used to satisfy subsection (a) shall be treated as employer matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

(c)                                  If this Plan and the Tennant Company Pension Plan are both top-heavy, this section shall not apply to any Participant who is not a Key Employee and who is covered under both plans.  Such an employee will receive benefit accruals under the Pension Plan not less than the minimum benefit requirement applicable to top-heavy plans.

Sec. 20.4  Definition of Employer.  For purposes of this Article, the term “employer” means all Participating Employers and any trade or business entity under Common Control with a Participating Employer.